      As filed with the Securities and Exchange Commission on July 25, 1997

                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                            3885 Holcomb Bridge Road
                             Norcross, Georgia 30092
                    (Address of principal executive offices)

                                 Brian M. Conlon
                    Wells Real Estate Investment Trust, Inc.
                            3885 Holcomb Bridge Road
                             Norcross, Georgia 30092
                                 (770) 449-7800
                     (Name and address of agent for service)

                                 ---------------

                                   Copies to:

                            Carr L. Kinder, III, Esq.
                                Hunton & Williams
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8200

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                                 ---------------

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 ---------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================

     Title of Securities Being Registered            Amount Being Registered(1)            Amount of Registration Fee
----------------------------------------------------------------------------------------------------------------------------
 Common Stock
 $0.01 par value per share  ...............              16,500,000 shares                           $50,000
============================================================================================================================

(1) Includes _________ Common Shares issuable upon exercise of the underwriters' overallotment option.

                                 ---------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY SUCH STATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   Subject to Completion, dated July 25, 1997

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

         -------------------------------------------------------------
                        15,000,000 Shares of Common Stock
                     at a purchase price of $10.00 per Share
                              $1,250,000 - Minimum
         -------------------------------------------------------------

                          Minimum Purchase - 100 Shares

     Wells Real Estate Investment Trust, Inc. (the "Company") is a newly organized Maryland corporation which intends to qualify as a real estate investment trust ("REIT"). The Company has been formed to acquire and operate commercial properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories.

     The Company hereby offers for sale to the public up to 15,000,000 shares of its common stock (the "Shares"). All of the Shares offered hereby are being offered by the Company. The minimum purchase is 100 Shares ($1,000) (except in certain states as described herein). It is estimated that approximately 84% of the proceeds from the sale of Shares will be used to acquire properties, and the balance will be used to pay fees and expenses.

AN INVESTMENT IN SHARES INVOLVES SIGNIFICANT RISKS, INCLUDING THE FOLLOWING:

 . The Company's Articles of Incorporation impose restrictions on ownership and transfers of Shares. No public market for the Shares currently exists and there is no assurance that one will develop. See "Description of Capital Stock - Articles of Incorporation and Bylaws Provisions."

 . The number of properties that the Company will acquire and the diversification of its investments will be reduced to the extent that less than the maximum number of Shares are sold.

 .  This Offering involves payment of substantial fees to Wells Capital, Inc.
   (the "Advisor") and its Affiliates, some of which will be payable regardless of the success or failure of the Company.

 . Certain real estate programs previously sponsored by the Advisor have experienced fluctuating financial performance.

 . The Company does not own any real property, and the Advisor has not identified any properties in which there is a reasonable probability that the Company will invest. Accordingly, investors will not have the opportunity to evaluate the properties that the Company will acquire and must rely totally upon the ability of the Advisors with respect to the acquisition of properties.

 . A portion of the proceeds available for Investment in Properties (as defined herein) may be invested in the acquisition and construction of undeveloped properties, which would involve risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables.

 . The Advisor and its Affiliates are involved in partnerships and other activities with investment objectives similar to the Company's, and, accordingly, will face certain conflicts of interest in managing the Company's operations.

 . The Company may incur indebtedness that may be secured by one or more of the Company's properties. In the event of a default by the Company on such indebtedness, the Company could lose its investment in such properties.

 . Market and economic conditions beyond the Company's control may negatively affect the value of the Company's properties and Cash Available for Distribution (as defined herein).

 . The Company will suffer adverse consequences if it fails to qualify as a REIT for federal income tax purposes.

For a discussion of certain risk factors that investors should consider concerning this investment, see "Risk Factors" beginning on page ___.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

====================================================================================================================
                                                              Price to                               Proceeds to
                                                              Public (1)    Selling Commissions     Company (2)(3)
                                                              ----------    -------------------     --------------
     Per Share...................................................$10.00               $0.70                 $9.30
     Total Minimum...........................................$1,250,000             $87,500            $1,162,500
     Total Maximum (4).....................................$165,000,000         $11,550,000          $153,450,000
====================================================================================================================

(See footnotes on following page)
                     -------------------------------------
                       WELLS INVESTMENT SECURITIES, INC.
                     -------------------------------------
               The date of this Prospectus is __________, 1997.

                   (Cover Page Continued From Previous Page)
Footnotes:
(1) Price to Public and Selling Commissions may be reduced in connection with certain large volume purchases and under other circumstances described herein; however, in no event will the proceeds to the Company be reduced thereby. In addition to Selling Commissions in the amount of up to 7% of the Gross Offering Proceeds, the Company may reimburse nonaffiliated broker-dealers participating in this Offering for expenses paid for due diligence purposes up to a maximum of 2.5% of the Gross Offering Proceeds. The Company also will issue, for every 40 Shares sold, a warrant to purchase one Share during the Offering Period at a price of $12.00 per Share (the "Soliciting Dealer Warrants"). Selling Commissions and Soliciting Dealer Warrants are payable to Wells Investment Securities, Inc., the dealer manager of the Offering (the "Dealer Manager") and an Affiliate of the Advisor, except to the extent reallowed to other broker-dealers participating in the Offering. See "Plan of Distribution."
(2) These figures are before deducting other expenses of the Offering to be paid by the Company in an estimated amount equal to 3% of Gross Offering Proceeds. See "Estimated use of Proceeds."
(3) In addition, assuming all 375,000 Soliciting Dealer Warrants are issued to the Dealer Manager, $300 of additional proceeds will be raised; assuming all such warrants are exercised at the exercise price of $12.00, a total of $4,500,000 will be raised. No Selling Commission will be paid in connection with the issuance of the Soliciting Dealer Warrants or the Shares issuable upon the exercise thereof.
(4) The maximum number of Shares to be sold hereunder is 16,500,000. The maximum Share number includes 1,500,000 Shares that may be issued pursuant to the Company's Dividend Reinvestment Plan (the "Reinvestment Plan"). Those shareholders who elect to participate in the Reinvestment Plan will have their dividends reinvested in additional Shares.

     The Offering will commence upon the effective date of this Prospectus and will continue until and terminate upon the earlier of (i) ____________, 1999 (two years after the initial date of this Prospectus), or (ii) the date on which an aggregate of 15,000,000 Shares (excluding any Shares sold pursuant to the Reinvestment Plan) have been sold. Subscription proceeds will be placed in an interest-bearing escrow account with NationsBank, N.A., Atlanta, Georgia, until subscriptions for at least 125,000 Shares (the "Minimum Offering") have been received and accepted by the Company, at which time the proceeds will be released to the Company to be held in trust for the benefit of investors. If the Minimum Offering is not met by ________ 1998 (one year after the initial date of this Prospectus), the Offering will be terminated and subscriber's funds (plus interest net of escrow expenses) will be promptly refunded.

     THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY ARE NOT PERMITTED.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY OF THE OFFERING.....................................................   1

RISK FACTORS................................................................   7
 Investment Risks...........................................................   7
  Lack of Liquidity of Shares...............................................   7
 Substantial Reliance on the Advisor.......................................    7
 Possible Lack of Diversification Resulting from Subscriptions for
  Less than the Maximum Number of Shares...................................    7
 Substantial Management Compensation.......................................    7
 No Identified Sources for Funding of Future Capital Needs.................    7
 Consequences of Joint Venture Investments.................................    7
Real Estate Risks..........................................................    8
 Fluctuating Financial Performance of Previously Sponsored Programs........    8
 Potential Adverse Economic and Regulatory Changes.........................    8
 Unspecified Property Offering.............................................    8
 Development and Construction of Unimproved Properties.....................    8
 Competition for Investments...............................................    9
 Potential Adverse Effects of Delays in Investments........................    9
 Risks Relating to the Ability of the Company to Liquidate.................    9
 Environmental Matters.....................................................    9
 Tax Risks.................................................................    9

WHO SHOULD INVEST -- SUITABILITY STANDARDS..................................  11

ESTIMATED USE OF PROCEEDS...................................................  13

MANAGEMENT COMPENSATION.....................................................  15

CONFLICTS OF INTEREST.......................................................  17
 Interests in Other Companies...............................................  17
 Other Activities of the Advisor and its Affiliates.........................  18
 Competition................................................................  18
 Affiliated Dealer Manager..................................................  19
 Affiliated Property Manager................................................  19
 Affiliated Developer.......................................................  19
 Lack of Separate Representation............................................  19
 Joint Ventures with Affiliates of the Advisor..............................  19
 Receipt of Fees and Other Compensation by Advisor and Affiliates...........  19
 Certain Conflict Resolution Procedures.....................................  20

SUMMARY OF REINVESTMENT PLAN................................................  21
 General....................................................................  21
 Investment of Distributions................................................  21
 Participant Accounts, Fee, and Allocation of Shares........................  21
 Reports to Participants....................................................  22
 Election to Participate or Terminate Participation.........................  22
 Federal Income Tax Considerations..........................................  23
 Amendments and Termination.................................................  23

SHARE REPURCHASE PROGRAM....................................................  23

PRIOR PERFORMANCE SUMMARY...................................................  24
 Prior Wells Public Programs................................................  25

MANAGEMENT..................................................................  28
 General....................................................................  28
 Fiduciary Responsibility of the Board of Directors.........................  29
 Directors and Executive Officers...........................................  29

THE ADVISOR AND THE ADVISORY AGREEMENT......................................  31
 The Advisor................................................................  31
 The Advisory Agreement.....................................................  32

INVESTMENT OBJECTIVES AND CRITERIA..........................................  36
 General....................................................................  36
 Acquisition and Investment Policies........................................  37
 Development and Construction of Properties.................................  38
 Terms of Leases and Lessee Creditworthiness................................  39
 Borrowing Policies.........................................................  39
 Joint Venture Investments..................................................  40
 Other Policies.............................................................  41

REAL PROPERTY INVESTMENTS...................................................  41

DISTRIBUTION POLICY.........................................................  42

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS..................................................................  42

DESCRIPTION OF CAPITAL STOCK................................................  43
 Common Stock...............................................................  43
 Soliciting Dealer Warrants.................................................  43
 Restrictions on Ownership and Transfer.....................................  44
 Number of Directors; Removal; Filling Vacancies............................  46
 Limitation of Liability and Indemnification................................  47
 Business Combinations......................................................  47
 Control Share Acquisition Statute..........................................  48
 Amendment to the Articles of Incorporation.................................  49
 Dissolution of the Company.................................................  49
 Advance Notice of Director Nominations and New Business....................  49
 Meeting of Stockholders....................................................  49
 Operations.................................................................  49
 Anti-Takeover Effect of Certain Provisions of Maryland Law and of the
  Articles of Incorporation and Bylaws......................................  49
 Inspection of Books and Records............................................  50
 Restrictions on "Roll-Up" Transactions.....................................  50

FEDERAL INCOME TAX CONSIDERATIONS...........................................  52
 Taxation of the Company....................................................  52
 Requirements for Qualification.............................................  53
 Income Tests...............................................................  54
 Asset Tests................................................................  57
 Distribution Requirements..................................................  58
 Recordkeeping Requirements.................................................  59
 Partnership Anti-Abuse Rule................................................  59
 Failure to Qualify.........................................................  59
 Taxation of Taxable U.S. Shareholders......................................  60
 Taxation of Shareholders on the Disposition of the Shares..................  60
 Capital Gains and Losses...................................................  61
 Information Reporting Requirements and Backup Withholding..................  61

                                      (i)


 Taxation of Tax-Exempt Shareholders........................................  61
 Taxation of Non-U.S. Shareholders..........................................  62
 Other Tax Consequences.....................................................  63
 Tax Aspects of the Operating Partnership...................................  63
 Classification as a Partnership............................................  63
 Income Taxation of the Operating Partnerships and its Partners.............  64
 Sale of the Operating Partnership's Property...............................  66

ERISA CONSIDERATIONS........................................................  66
  Employee Benefit Plans, Tax-Qualified Retirement Plans, and IRAs..........  67
  Status of the Company and the Operating Partnership under ERISA...........  67

PARTNERSHIP AGREEMENT.......................................................  69
  Management................................................................  69
  Transferability of Interests..............................................  69
  Capital Contribution......................................................  70
  Redemption Rights.........................................................  70
  Operations................................................................  70
  Distributions and Allocations.............................................  71
  Term......................................................................  71
  Tax Matters...............................................................  71

PLAN OF DISTRIBUTION........................................................  71

LEGAL MATTERS...............................................................  76

EXPERTS.....................................................................  76

ADDITIONAL INFORMATION......................................................  76

GLOSSARY....................................................................  77

                      -----------------------------------

FINANCIAL STATEMENTS..................................................APPENDIX I
PRIOR PERFORMANCE TABLES.............................................. EXHIBIT A
FORM OF SUBSCRIPTION AGREEMENT AND SUBSCRIPTION AGREEMENT
  SIGNATURE PAGE...................................................... EXHIBIT B
DIVIDEND REINVESTMENT PLAN............................................ EXHIBIT C

                                     (ii)

                             SUMMARY OF THE OFFERING


         The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context requires otherwise, the term "Company" includes Wells Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). See "Glossary" for the definitions of certain terms used in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

The Company:             Wells Real Estate Investment Trust, Inc. is a newly
                         formed Maryland corporation that intends to qualify as a REIT. The Company's principal place of business and registered office is located at the office of the Advisor, 3885 Holcomb Bridge Road, Norcross, Georgia
                         30092, and its telephone number at that office is 800-
                         448-1010.

Advisor: Wells Capital, Inc., a Georgia corporation ("Wells Capital"), is the Advisor and will make all investment decisions for the Company, subject to approval by the Board of Directors in certain circumstances. See "The Advisor and the Advisory Agreement." For information regarding the previous experience of the Advisor and its Affiliates in the management of real estate limited partnerships, see "Prior Performance Summary."

Securities Offered:      A minimum of 125,000 Shares (the "Minimum Offering")
                         and a maximum of 16,500,000 Shares, including up to 1,500,000 Shares to be issued pursuant to the Reinvestment Plan, are being offered at a price of $10 per Share.

Risk Factors:            An investment in the Shares involves various risks
                         including the following:

                         . To ensure that the Company will not fail to qualify as a REIT, the Articles of Incorporation, subject to certain exceptions, will limit any person from owning, directly or indirectly, more than 9.8% of the outstanding Shares or more than 9.8% of the number of outstanding shares of any class of the Company's preferred stock.

                         . Initially, the Shares will not be listed on a national securities exchange or any over-the-counter market. However, the Board of Directors may elect to list the Shares in the future (the "Listing"). Listing does not assure liquidity. There can be no assurance that a market for the Shares will develop. In the event that Listing does not occur by _______, 2007 (ten years after the initial date of this Prospectus), the Company will be dissolved. See "Description of Capital Stock -- Articles of Incorporation and Bylaw Provisions."

                         . Shareholders must rely on the Advisor and the Board of Directors, who will have full responsibility for the day-to-day management of the Company.

                         . The number of properties that the Company will acquire and the diversification of its investments will be reduced to the extent that less than the maximum number of Shares are sold. Lack of diversification of the Company's investments will have the effect of increasing the risks associated with an investment in the Shares.

                         . This Offering involves payment of substantial fees to the Advisor and its Affiliates, some of which will be payable regardless of the success or failure of the Company.

                         . Certain real estate programs previously sponsored by the Advisor and its Affiliates have experienced fluctuating financial performance, and there are no assurances that properties acquired by the Company will be profitable. See "Prior Performance Summary."

                         . The Company will be subject to market and economic risks associated with investments in real estate, which means that both the amount of cash the Company will receive from the lessees of its properties and the future value of its properties cannot be predicted. Accordingly, Cash Available for Distribution and the value of the Company's real estate investments will be dependent upon fluctuating market and economic conditions.

                         . The Company does not own any real property, and the Advisor has not identified any properties in which there is a reasonable probability that the Company will invest. Accordingly, investors will not have the opportunity to evaluate the properties that the Company will acquire and must rely totally upon the ability of the Advisor and the Board of Directors with respect to the acquisition of properties.

                         . A portion of the proceeds available for Investment in Properties may be invested in the acquisition and construction of undeveloped properties, which involve risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables, thus potentially subjecting the Company to cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may have the effect of reducing Cash Available for Distribution, while construction delays may have the effect of delaying cash flow from the operation of such properties.

                         . As a result of the fact that the Advisor and its Affiliates serve as general partners of real estate limited partnerships with investment objectives similar to the Company's and will continue to engage in other business activities, the Advisor will have conflicts of interest in allocating its time between the Company and such partnerships and activities. The Advisor also will have conflicts of interest when evaluating potential investments for the Company in deciding which entity will acquire a particular property, and in leasing properties in the event that the Company and another program managed by the Advisor or its Affiliates were to compete for the same tenants in negotiating leases.

                         . The Company intends to borrow money in connection with the construction and development of properties. Accordingly, the Company will be subject to risks normally associated with debt financing, including the risk that the Company will not be able to meet its debt service obligations, and, to the extent that it cannot, the risk that the Company may lose its investment in any properties encumbered by debt.

                         . The Company intends to elect to be taxed as a REIT for federal income tax purposes. In order to qualify to be taxed as a REIT, the Company must meet numerous organizational and operating requirements. While the Company has received an opinion of counsel that it will qualify to be taxed as a REIT, this opinion is not binding on the Service or any court. In the event that the Company fails to qualify as a REIT, it will be taxed as a corporation, which could have a material adverse effect on the Company's Cash Available for Distribution.

                         See "Risk Factors" for a discussion of the risk factors relating to an investment in the Shares.

Terms of the Offering:   The Offering will commence upon the date of this
                         Prospectus and will continue until and terminate upon the earlier of (i) __________, 1999 (two years after the initial date of this Prospectus), or (ii) the date on which an aggregate of 15,000,000 Shares (excluding
                         Shares sold pursuant to the Dividend Reinvestment Plan) have been sold. Subscription proceeds will be held in escrow until investors are admitted as shareholders, which will occur no less often than quarterly.

Properties:              The Company will seek to acquire and operate commercial
                         properties, including without limitation, office buildings, shopping centers, business and industrial parks and other commercial and industrial properties, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by the Company alone or jointly with another party. The
                         Company is likely to enter into one or more joint ventures with Affiliated entities for the acquisition of properties. In this connection, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by the Advisor or its Affiliates. As of the date of this Prospectus, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will invest. See "Real
                         Property Investments," "Investment Objectives and
                         Criteria" and "Conflicts of Interest."

Estimated Use of
Proceeds of Offering:    It is anticipated that approximately 84% of the
                         proceeds of this Offering will actually be invested in properties, and the remainder will be used to pay selling commissions and fees and expenses relating to the selection and acquisition of properties and the costs of organizing the Company and the Offering. See
                         "Estimated Use of Proceeds" for a more detailed discussion of the Company's estimated use of the proceeds of the Offering. See also "Management
                         Compensation" regarding the compensation and fees to be paid to the Advisor and its Affiliates.

Investment Objectives:   The Company's objectives are: (i) to preserve, protect
                         and return the Invested Capital of the shareholders;
                         (ii) to maximize Cash Available for Distribution; (iii) to realize capital appreciation upon the ultimate sale of Company's properties; and (iv) to provide shareholders with liquidity of their investment within ten years after the commencement of the Offering through either (a) the Listing of the Shares, or (b) if Listing does not occur within ten years following the commencement of the Offering, the dissolution of the Company and orderly liquidation of its assets. Certain real estate programs previously sponsored by the Advisor and its Affiliates, each of which has investment objectives similar to those of the Company, have experienced fluctuating financial performance, as shown in the Prior Performance Tables included as Exhibit A hereto. Many of the real properties in which such prior programs have invested have experienced the same economic problems as other real estate investments in recent years, including without limitation, general over-building and an excess of supply in many markets, along with increased operating costs and a general downturn in the real estate industry. These prior programs have not yet sold any real property investments and thus no evaluation can be made as to whether these prior programs will achieve their objectives of returning capital contributions or realizing capital appreciation upon the sale of such properties. See "Investment Objectives and Criteria" and "Prior Performance Summary."

Conflicts of Interest:   The Advisor and its Affiliates will experience
                         conflicts of interest in connection with the management of the Company, including the following:

                         . The Advisor and its Affiliates serve as general partners of real estate limited partnerships that have objectives similar to the Company's and expect that they will organize additional real estate partnerships in the future. As a result, investors should be aware that the Advisor will have to allocate its time between the Company and such partnerships and activities and may have conflicts of interest in deciding which entity will acquire a particular property.

                         . The Company may acquire properties in the same geographic areas where other properties owned or managed by the Advisor or its Affiliates are located, resulting in potential conflicts in the leasing or resale of the Company's properties in the event that the Company and another program managed by the Advisor were to attempt to compete for the same tenants in negotiating leases or to sell similar properties at the same time.

                         . Since it is anticipated that the Company's properties will be managed by an Affiliate of the Advisor, the Company will not have the benefit of independent property management, and investors must rely on the Advisor and its Affiliates for management of the Company's properties.

                         . The Company is likely to enter into one or more joint ventures for the acquisition and operation of specific properties with programs sponsored by the Advisor and its Affiliates, resulting in potential conflicts of interest in determining which program should enter into a particular joint venture, in structuring the terms of the relationship and in managing the joint venture.

                         . Fees payable to the Advisor and its Affiliates in connection with Company transactions involving the purchase, management and sale of Company Properties are not the result of arm's-length negotiations and will be payable regardless of the quality of the property acquired or the services provided to the Company.

                         See "Conflicts of Interest" for a discussion of the various conflicts of interest relating to an investment in the Shares.

Prior Offering Summary:  The Advisor and its Affiliates have previously sponsored eleven publicly offered real estate limited partnerships on an unspecified property or "blind pool" basis (the "Prior Wells Public Programs"). The total amount of funds raised from the approximately 23,287 investors in the Prior Wells Public Programs as of March 31, 1997, was approximately $247,392,133, and the amount of such funds invested in properties as of March 31, 1997, was approximately $196,419,519. Certain of the Prior Wells Public Programs have experienced fluctuating financial performance in recent years. The "Prior Performance Summary" section of this Prospectus contains a discussion of the Prior Wells Public Programs. Certain statistical data relating to the Prior Wells Public Programs are contained in the Prior Performance Tables included as Exhibit A to this Prospectus.

Compensation to Advisor  The Advisor and its Affiliates will receive
and Affiliates:          compensation and fees for services relating to this
                         Offering and in connection with the investment and management of the Company's assets, which are not the result of arm's-length negotiations and will be paid regardless of the quality of the property acquired or the services provided to the Company. The most significant items of compensation are:

                         Offering Stage: Selling Commissions of 7% of Gross Offering Proceeds payable to the Dealer Manager, and one Soliciting Dealer Warrant for every 40 Shares sold, issuable to the Dealer Manager, all or a part of which may be reallowed to unaffiliated participating broker-dealers; a marketing support and due diligence reimbursement fee of 2.5% and up to 3% of Gross Offering Proceeds as a reimbursement of costs and expenses of organizing the Company, including legal, accounting, printing, marketing and other offering expenses, a majority of which will be paid to third parties unaffiliated with the Advisor.

                         Acquisition Stage: A fee of up to 3% of Gross Offering Proceeds in connection with the selection, valuation and acquisition of properties (subject to certain overall limitations), which is payable regardless of the quality of the properties acquired by the Company; and reimbursement of costs and expenses for the acquisition of properties.

                         Operational Stage: Property management fee payable to an Affiliate of the Advisor in an amount equal to 4.5% of the gross rental income from each property and, in the case of leases to new tenants, an initial leasing fee equal to the lesser of the first month's rent under the applicable lease or the amounts charged by unaffiliated persons rendering comparable services in the same geographic area.

                         Liquidation Stage: After all shareholders have received a return of their Invested Capital and an 8% per annum cumulative, noncompounded return on their Invested Capital from inception until the date of the property sale (the "Common Return"), then the Advisor is entitled to receive 10% of remaining amounts of Nonliquidating Net Sale Proceeds and Liquidating Distributions available for distribution and a real estate brokerage commission of up to 3% of the sale price of properties sold by the Company.

                         Payment of certain fees is subject to conditions and restrictions or to change under certain specified circumstances. The Advisor and its Affiliates also may receive reimbursement for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations, and a subordinated incentive fee if Listing occurs.

Share Redemption:        The Company may use proceeds received from sales of
                         Shares pursuant to the Reinvestment Plan to redeem
                         Shares at its sole discretion. Shareholders will have no right to request that the Company redeem their Shares after Listing.

Dividend                 The Company will establish the Reinvestment Plan
Reinvestment Plan:       pursuant to which shareholders who elect to participate
                         may have their dividends from the Company automatically invested in Shares. Shareholders who participate in the Reinvestment Plan will be allocated their share of the Company's taxable income even though such shareholders will receive no cash distributions from the Company, which may result in tax liability for such participants even though they would receive no cash distributions with which to pay such tax liability. See "Dividend
                         Reinvestment Plan" and "Risk Factors Federal Income Tax
                         Risks."

Distribution Policy:     As a REIT, the Company is required to distribute to its
                         shareholders at least 95% of its annual net taxable income. Because the Company has not identified any probable acquisitions, there can be no assurances as to when the Company will begin to generate net taxable income and to make distributions.

Tax Status:              The Company intends to qualify and will elect to be
                         taxed as a REIT under sections 856 through 860 of the Code, commencing with its short taxable year ending
                         December 31, 1997. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Although the Company does not intend to request a ruling from the Internal Revenue Service (the
                         "Service) as to its REIT status, the Company has received an opinion of its legal counsel that the Company qualifies as a REIT, which opinion is based on certain assumptions and representations about the Company's ongoing businesses and investment activities and other matters. No complete assurance can be given that the Company will be able to comply with such assumptions and representations in the future. Furthermore, such opinion is not binding on the Service or on any court.
                         Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal state and local taxes on its income and property. Failure to qualify as a REIT would render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to the Company's stockholders in any such year would not be deductible. See "Risk Factors -- Legal Risks -- Tax
                         Risks" and "Federal Income Tax Considerations --
                         Taxation of the Company."

Operating Partnership:   The Company intends to own its properties through Wells
                         Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). Initially, the Company will be the sole general partner of the Operating Partnership, and the Advisor will contribute
                         $200,000 to the Operating Partnership and will be the sole limited partner thereof. This "UPREIT" structure will allow the Company to acquire properties using units of limited partnership interest in the Operating
                         Partnership ("OP Units") as currency, which generally will allow sellers of properties to defer gain recognition with respect to such properties. Each OP
                         Unit will be redeemable, at the option of the holder, for cash with a value equal to one Share or, at the option of the Company, one Share.

Listing: The Board of Directors may elect to effect the Listing of the Shares at any time following the completion of the Offering. In the event that the Listing does not occur on or before __________, 2007 (ten years after the initial date of the Prospectus), the Company will automatically terminate and dissolve, unless the shareholders holding a majority of the Common Shares vote to extend the duration of the Company.

                                  RISK FACTORS

         The purchase of Shares involves a number of risks. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider specifically the following:

Investment Risks

         Lack of Liquidity of Shares. Shareholders may not be able to sell their Shares promptly at a desired price; therefore, the Shares should be considered as a long-term investment only. Currently there is no public market for the Shares. The Board of Directors, with or without the consent of the shareholders, may apply for Listing of the Shares if the Board of Directors (including a majority of Independent Directors) determines Listing to be in the best interests of the shareholders. There can be no assurance, however, that the Company will apply for Listing, that any such application will be made before the passage of a significant period of time, that any application will be accepted or, even if accepted, that a public trading market will develop, In any event, the Articles of Incorporation provide that the Company will not apply for Listing before the completion or termination of the Offering.

         Substantial Reliance on the Advisor. All decisions with respect to the management of the Company will be made by the Advisor, with oversight from the Board of Directors. The shareholders will have no right or power to take part in the management of the Company except through the exercise of their voting rights, which are limited. The Advisor may be removed under certain conditions, as set forth in the Advisory Agreement, subject to payment and release from all obligations incurred by the Advisor in connection with its role as advisor. See "Management Compensation."

         Possible Lack of Diversification Resulting from Subscriptions for Less than the Maximum Number of Shares. To the extent that less than the maximum number of Shares are sold, the diversification of the Company's investments will be decreased and the extent to which the Company's profitability will be affected by any one of its investments will increase. Lack of diversification of the Company's investments will have the effect of increasing the risks associated with an investment in the Shares.

         Substantial Management Compensation. The Advisor and its Affiliates will perform services for the Company in connection with the offer and sale of Shares, the selection and acquisition of the Company's properties, and the management and leasing of the Company's properties, and will receive substantial compensation from the Company in consideration for these services. The amount of such compensation has not been determined in arm's-length negotiations, and such amounts will be payable regardless of the quality of services provided to the Company and, with respect to certain of such fees, prior to any distributions to shareholders. See "Management Compensation" and "Conflicts of Interest."

         No Identified Sources for Funding of Future Capital Needs. As the Company raises capital from investors, substantially all of the Gross Proceeds of the Offering will be used for investment in properties and for payment of various fees and expenses. See "Estimated Use Of Proceeds." In order to qualify as a REIT, the Company must distribute to its shareholders at least 95% of its annual taxable income. Therefore, it is not anticipated that the Company will maintain any meaningful permanent working capital reserves. Accordingly, in the event that the Company develops a need for additional capital in the future for the improvement of its properties or for any other reason, no sources for such funding have been identified, and no assurance can be made that such sources of funding will be available to the Company for potential capital needs in the future or, if available, that such funds can be obtained on economically feasible terms.

         Consequences of Joint Venture Investments. The Company is likely to enter into one or more joint ventures with Affiliated entities for the acquisition, development or improvement of properties. In this regard, the Company may enter into joint ventures with future programs sponsored by the Advisors or its Affiliates or with one or more Prior Wells Public Programs. The Company may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the Advisor or its Affiliates, the sellers of the properties, Affiliates of the sellers, developers or other persons. Such investments may, under certain circumstances, involve risks not otherwise present, including, for example, the possibility that the Company's co-venturer, co-tenant or partner in an investment might become bankrupt, that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Company, or that such co-venturer, co-tenant or partner may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing Cash Available for Distribution. In the event a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for the Company to sell its interest in any such joint venture or partnership or as a co-tenant in such property. In addition, to the extent that the Company's co-venturer or partner is the Advisor or one of its Affiliates, certain conflicts of interest will exist. See "Conflicts of Interest Joint Ventures with the Advisor and its Affiliates."

Real Estate Risks

         Fluctuating Financial Performance of Previously Sponsored Programs.
The real properties in which the Prior Wells Public Programs have invested have experienced the same economic problems as other real estate investments in recent years, including, without limitation, general over-building and an excess of supply in many markets, along with increased operating costs and a general downturn in the real estate industry. The historical fluctuations in net income of the Prior Wells Public Programs were primarily due to tenant turnover, resulting in increased vacancies and the requirement to expend funds for tenant refurbishments, and increases in administrative and other operating expenses. Specifically, certain of the Prior Wells Public Programs suffered decreases in net income during the real estate recession of the late 1980s and early 1990s, which decreases were generally attributable to the overall downturn in the economy and in the real estate market in particular. Because of the cyclical nature of the real estate market, such downturns in the performance of a real estate program could occur at any time in the future when economic conditions decline. None of the Prior Wells Public Programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that such programs will ultimately be successful in meeting their investment objectives. There are no assurances that properties acquired by the Company will not also experience fluctuating financial performance. See "Prior Performance Summary" and the Prior Performance Tables included as Exhibit A hereto.

         Potential Adverse Economic and Regulatory Changes. The Company will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. For these and other reasons, no assurance of profitable operation or realization of gains from the sales of the Company's properties can be given.

         Unspecified Property Offering. This Offering is commonly referred to as a "blind pool" offering in that the Advisor has not identified any properties in which there is a reasonable probability that the Company will invest. Investors must rely upon the ability of the Advisor and the Board of Directors with respect to the investment of the proceeds of this Offering and the management of the unspecified properties and will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding the specific properties in which the proceeds of this Offering will be invested. Accordingly, the risk of investing in the Shares may be increased. No assurance can be given that the Company will be successful in obtaining suitable investments or that, if investments are made, the objectives of the Company will be achieved.

         Development and Construction of Unimproved Properties. The Company may invest some or all of the net proceeds of this Offering in the acquisition and development of properties upon which it will develop and construct improvements at a fixed contract price, provided that the Company may not invest more than 10% of is total assets in properties which are not expected to produce income within two years of their acquisition. In this regard, the Company will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by the Company to rescind its purchase or the construction contract or to compel performance. Performance also may be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give lessees the right to terminate preconstruction leases for space at a newly developed project. Additional risks may be incurred where the Company makes periodic progress payments or other advances to such builders prior to completion of construction. However, the Company will make such payments only after having received a certification from an independent architect or an independent engineer, or both, as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed. Factors such as those discussed above can result in increased costs of a project and a corresponding depletion of the Company's working capital reserves or loss of the Company's investment. In addition, the Company will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price to be paid for a property upon which improvements are to be constructed or completed, which price is normally agreed upon at the time of acquisition, of necessity must be based upon projections of rental income and expenses or fair market value of the property upon completion of construction, which are not certain until after a number of months of actual operation.

         Competition for Investments. The Company will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment partnerships, including the Prior Wells Public Programs, real estate investment trusts and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing Cash Available for Distribution.

         Potential Adverse Effects of Delays in Investments. Delays which may take place in the selection, acquisition and development of properties could adversely affect the per Share Cash Available for Distribution as a result of the lower returns that will be received by the Company if it is required to invest in short-term investments. Also, where properties are acquired prior to the commencement of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space.

         Risks Relating to the Ability of the Company to Liquidate. The Company intends, to the extent consistent with its objective of qualifying as a REIT, to reinvest Net Sales Proceeds from the sale of its properties in additional properties for at least the first five to ten years after commencement of the Offering. Unless Listing occurs within ten years after commencement of the Offering, the Company will undertake, to the extent consistent with the Company's objective of qualifying as a REIT, the orderly sale of the Company's assets, the distribution of the Net Sales Proceeds of such sales to stockholders, and will engage only in activities related to its orderly liquidation unless the stockholders elect otherwise. If Listing occurs, the Company will become a perpetual life entity, and Net Sales Proceeds may be reinvested in other properties for an indefinite period of time. Neither the Advisor nor the Board of Directors may be able to control the timing of sales due to market conditions, and there can be no assurance that the Company will be able to sell its assets so as to return stockholders' aggregate Invested Capital, or to generate a profit for the stockholders. Invested Capital, in the aggregate, will be returned to shareholders upon disposition of the Company's properties only if the properties are sold for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following sales of properties. See "Federal Income Tax Considerations." In the event that a purchase money obligation is taken in partial payment of the sales price of a property, the proceeds of the sale will be realized over a period of years.

         Environmental Matters. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of its properties, the Company may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the Company and, consequently, Cash Available for Distribution.

Tax Risks

         Failure to Qualify as a REIT. The Company intends to operate so as to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT, it has received an opinion of its counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount of its distributions to its shareholders. See "Federal Income Tax Considerations -- Taxation of the Company."

         If the Company were to fail to qualify as a REIT for any taxable year, the Company would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, Cash Available for Distribution would be reduced for each of the years involved. Although the Company intends to operate in a manner intended to allow it to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors to revoke the Company's REIT election. See "Federal Income Tax Considerations."

         REIT Minimum Distribution Requirements; Possible Incurrence of Additional Debt. In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years.

         The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its share of the income of the Operating Partnership, and the Cash Available for Distribution by the Company to its shareholders will consist of its share of cash distributions from the Operating Partnership. Differences in timing between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company could require the Company, through the Operating Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company to distribute amounts that otherwise would be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which would require the Company to borrow funds or to sell assets to fund the costs of such items.

         Failure of the Operating Partnership to be Classified as a Partnership for Federal Income Tax Purposes; Impact on REIT Status. Although the Company has not requested, and does not expect to request, a ruling from the Service that the Operating Partnership will be classified as a partnership for federal income tax purposes, the Company has received an opinion of its counsel stating that the Operating Partnership will be classified as a partnership, and not as a corporation or association taxable as a corporation for federal income tax purposes. If the Service were to challenge successfully the tax status of the Operating Partnership as a partnership for federal income tax purposes, the Operating Partnership would be taxable as a corporation. In such event, the Company likely would cease to qualify as a REIT for a variety of reasons. Furthermore, the imposition of a corporate income tax on the Operating Partnership would reduce substantially the amount of Cash Available for Distribution. See "Federal Income Tax Considerations -- Tax Aspects of the Operating Partnership."

         ERISA Risks

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (each, a "Plan") and (ii) the assets of a Plan. A "party in interest" or "disqualified person" with respect to a Plan will be subject to (x) an initial 5% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan and (y) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Plan contemplating an investment in the Shares should consider whether the Company, any other person associated with the issuance of the Shares, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan. In such a case, the acquisition or holding of Shares by or on behalf of the Plan could be considered to give rise to a prohibited transaction under ERISA and the Code. See "ERISA Considerations -- Employee Benefit Plans, Tax-Qualified Retirement Plans, and IRAs" herein.

         Regulations of the Department of Labor that define "plan assets" (the "Plan Asset Regulations") provide that in some situations, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless one or more exceptions specified in the Plan Asset Regulations are satisfied. In such a case, certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code. The assets of the Company should not be deemed to be "plan assets" of any Plan that invests in the Shares. See "ERISA Considerations -- Status of the Company and the Operating Partnership under ERISA."

                  WHO SHOULD INVEST -- SUITABILITY STANDARDS

         An investment in the Company involves significant risk. An investment in the Shares is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

         If the investor is an individual (including an individual beneficiary of a purchasing IRA), or if the investor is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent that he meets certain requirements, as set forth in the Subscription Agreement attached as Exhibit B to this Prospectus, including the following:

         (iii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

         (iv) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

         Under the laws of certain states, transferees will also be required to comply with applicable standards, except for intra-family transfers and transfers made by gift, inheritance or family dissolution.

         The minimum purchase is 100 Shares ($1,000) (except in certain states as described below). No transfers will be permitted of less than the minimum required purchase, nor (except in very limited circumstances) may an investor transfer, fractionalize or subdivide such Shares so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for Retirement Plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate Individual Retirement Accounts ("IRAs"), provided that each such contribution is made in increments of at least $25. It should be noted, however, that an investment in the Company will not, in itself, create a Retirement Plan for any investor and that, in order to create a Retirement Plan, an investor must comply with all applicable provisions of the Code. Except in Maine, Minnesota and Washington, investors who have satisfied the minimum purchase requirements and have purchased units in Prior Wells Public Programs may purchase less than the minimum number of Shares set forth above, but in no event less than 2.5 Shares ($25). After an investor has purchased the minimum investment, any additional investments must be made in increments of at least 2.5 Shares ($25), except for
(i) those made by investors in Maine, who must still meet the minimum investment requirement for Maine residents of $1,000 for IRAs and $2,500 for non-IRAs, and
(ii) purchases of Shares pursuant to the Reinvestment Plan, which may be in lesser amounts.

         Various states have established suitability standards for individual investors and subsequent transferees different from those set by the Company. Those requirements are set forth below.

         IOWA, MASSACHUSETTS, MISSOURI, NORTH CAROLINA AND TENNESSEE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $225,000.

         MAINE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $200,000.

         NEW HAMPSHIRE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $250,000.

         OHIO -- The investor's investment in the Shares shall not exceed 10% of the investor's net worth (exclusive of home, furnishings, and personal automobiles.)

         PENNSYLVANIA -- The investor has (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company, and (ii) either (a) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000. Because the minimum offering of Shares of the Company is less than $16,500,000, Pennsylvania investors are cautioned to evaluate carefully the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of the Company's subscription proceeds.

         NET WORTH IN ALL CASES EXCLUDES HOME, FURNISHINGS AND AUTOMOBILES.

         By executing the Subscription Agreement and Subscription Agreement Signature Page (collectively, the "Subscription Agreement"), which is attached as Exhibit B to this Prospectus, an investor represents to the Company that he meets the foregoing applicable suitability standards for the state in which he resides. The Company will not accept subscriptions from any person or entity which does not represent that it meets such standards. The Company have the unconditional right to accept or reject any subscription in whole or in part.

         The Company and each person selling Shares on behalf of the Company are required to (i) make reasonable efforts to assure that each person purchasing Shares in the Company is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors and
(ii) maintain records for at least six years of the information used to determine that an investment in Shares is suitable and appropriate for each investor. The agreements with the selling broker-dealers require such broker-dealers to (i) make inquiries diligently as required by law of all prospective investors in order to ascertain whether a purchase of the Shares is suitable for the investor, and (ii) transmit promptly to the Company all fully completed and duly executed Subscription Agreements.

                            ESTIMATED USE OF PROCEEDS

         The following table sets forth information concerning the estimated use of the Gross Proceeds of the Offering of Shares made hereby. Many of the figures set forth below represent the best estimate of the Company since they cannot be precisely calculated at this time. The percentage of the Gross Proceeds of the Offering of Shares to be invested in Company Properties is estimated to be approximately 84%.


                                                     Minimum Offering                      Maximum Offering(1)
                                                     ----------------                      ----------------
                                                  Amount           Percent              Amount           Percent
                                                  ------           -------              ------           -------
Gross Offering Proceeds (2)                     $1,250,000           100%           $150,000,000            100%
Less Public Offering Expenses:
         Selling Commissions (3)                    87,500             7%             10,500,000              7%
         Organization and Offering Expenses (4)     37,500             3%              4,500,000              3%
         Marketing support and due diligence
           reimbursement fee(5)                     31,250           2.5%              3,750,000            2.5%
                                                ----------          -----           ------------           -----
Amount Available for Investment (6)             $1,093,750          87.5%           $131,250,000           87.5%
                                                ==========          =====           ============           =====
Acquisition and Development:
         Acquisition and Advisory Fees (7)      $   37,500             3%            $ 4,500,000              3%
         Acquisition Expenses (8)                    6,250           0.5%                750,000            0.5%
         Initial Working Capital Reserve (9)           (9)              -                    (9)               -
Amount Invested in Properties (6)(10)           $1,050,000            84%           $126,000,000             84%
                                                ==========           ====           ============            ====

-------------------------

(1)  Excludes 1,500,000 Shares that may be sold pursuant to the Reinvestment
     Plan.

(2) The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees as described in "Plan Of Distribution."

(3) Includes Selling Commissions equal to 7% of aggregate Gross Offering Proceeds (which commissions may be reduced under certain circumstances) which are payable to the Dealer Manager, an Affiliate of the Advisor. The Company also will issue to the Dealer Manager one Soliciting Dealer Warrant for every 40 Shares sold. The Dealer Manager, in its sole discretion, may reallow Selling Commissions of up to 7% of Gross Offering Proceeds and Soliciting Dealer Warrants to other broker-dealers participating in this Offering attributable to the Shares sold by them. In no event shall the total underwriting compensation, including Selling Commissions, and expense reimbursements, exceed 7% of Gross Offering Proceeds, except for an additional 2.5% of Gross Offering Proceeds which may be paid as a reimbursement of expenses incurred for due diligence purposes. See "Plan of Distribution."

(4) These amounts represent the Advisor's best estimates of the Organization and Offering Expenses to be incurred in connection with the Offering. Organization and Offering Expenses consist of estimated legal, accounting, printing and other accountable offering expenses (other than Selling Commissions and the marketing support and due diligence reimbursement fee). The Advisor and its Affiliates will be responsible for the payment of Organization and Offering Expenses (other than Selling Commissions and the marketing support and due diligence reimbursement fee) to the extent they exceed 3% of Gross Offering Proceeds, without recourse against or reimbursement by the Company.

(5) All or a portion of the marketing support and due diligence reimbursement fee may be reallowed to non-affiliated Soliciting Dealers for bona fide due diligence expenses.

(6) Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the Offering and, thereafter, the working capital reserves of the Company, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(7) The Company will pay Acquisition and Advisory Fees to the Advisor or its Affiliates in connection with the acquisition of properties up to a maximum amount of 3% of Gross Offering Proceeds. Acquisition and Advisory Fees do not include Acquisition Expenses.

(8) Includes legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of properties that ultimately are not acquired by the Company. With respect to successful acquisitions, such costs generally will be included in the purchase price of the applicable property. It is anticipated that substantially all of such items will be directly related to the acquisition of specific properties and will be capitalized rather than currently deducted by the Company.

(9) Because the vast majority of leases for the properties acquired by the Company will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of the Company's properties will be established. However, to the extent that the Company has insufficient funds for such purposes, the Company may apply an aggregate amount of up to 1% of Gross Offering Proceeds for maintenance and repairs of the Company's properties. The Company also may, but is not required to, establish reserves from Gross Offering Proceeds, out of cash flow generated by operations properties or out of Nonliquidating Net Sale Proceeds.

(10) Includes amounts anticipated to be invested in properties net of fees and expenses. It is estimated that approximately 84% of the proceeds of this Offering will be used to acquire properties.

                             MANAGEMENT COMPENSATION

         The following table summarizes and discloses all of the compensation and fees (including reimbursement of expenses) to be paid by the Company to the Advisor and its Affiliates during the various phases of the organization and operation of the Company.


Form of Compensation                      Determination                                  Estimated Maximum
and Entity Receiving                       of Amount                                     Dollar Amount (1)
--------------------                       ---------                                     -----------------

                                 Organizational and Offering Stage

Selling Commissions -         Up to 7% of Gross Offering Proceeds before                 $10,500,000 (A maximum of
The Dealer Manager            reallowance of commissions earned by participating         $87,500 in the event the
                              broker-dealers. The Dealer Manager intends to reallow      Company sells only the
                              100% of commissions earned by participating                minimum of 125,000 Shares)
                              broker-dealers.




Reimbursement of              Up to 3% of Gross Offering Proceeds. All Organization      $4,500,000 (A maximum of
Organization and Offering     and Offering Expenses (excluding Selling Commissions)      $37,500 in the event the
Expenses - The Advisor        will be advanced by the Advisor and its Affiliates         Company sells only the
and its Affiliates            and reimbursed by the Company.                             minimum of 125,000 Shares)



Marketing support and due     Up to 2.5% of Gross Offering Proceeds for                  $3,750,000 (A maximum of
diligence expense - Dealer    reimbursement of bona fide marketing and due               $31,250 in the event the
Manager and Soliciting        diligence expenses.                                        Company sells only the
Dealers                                                                                  minimum of 125,000 Shares)


                                      Acquisition and Development Stage


Acquisition and Advisory      For the review and evaluation of potential real            $4,500,000
Fees - The Advisor            property acquisitions, a fee of up to 3% of Gross          (A maximum of $43,750 in
or its Affiliates             Offering Proceeds, plus reimbursement of costs and         the event the Company sells
                              expenses for the acquisition of properties.                only the minimum of 125,000
                                                                                         Shares)



                                              Operational Stage


Property Management and       For supervising the management of the Company's            Actual amounts are
Leasing Fees - Wells          properties, a fee equal to 4.5% of the Company's           dependent upon
Management Company,           gross revenues and, in the case of leases to new           results of
Inc.                          tenants, an initial leasing fee equal to the lesser        operations and
                              of (i) the first month's rent under the applicable         therefore cannot be
                              lease or (ii) the amounts charged by unaffiliated          determined at the
                              persons rendering comparable services in the same          present time.
                              geographic area.

                                     Operation/Liquidation Stage

Subordinated Participation    After all shareholders have received a return of            Actual amounts are
in Nonliquidating Net Sale    their Invested Capital and their Common Return, then        dependent upon
Proceeds and Liquidating      the Advisor is entitled to receive the following            results of
Distributions - The           amounts: (a) an amount equal to the capital                 operations
Advisor                       contributed by the Advisor to the Operating                 and therefore
                              Partnership, (b) then, 10% of remaining Residual            cannot be
                              Proceeds available for distribution.                        determined at
                                                                                          the present time.

Real Estate Commissions -     In connection with the sale of any Company property,        Actual amounts are
The Advisor or                an amount not exceeding the lesser of: (A) 50% of the       dependent upon
Its Affiliates                reasonable, customary and competitive real estate           results of
                              brokerage commissions customarily paid for the sale         operations
                              of a comparable property in light of the size, type         and therefore
                              and location of the property, or (B) 3% of the gross        cannot be
                              sales price of each property, subordinated to               determined at
                              distributions to shareholders from Sale Proceeds of         the present time.
                              an amount which, together with prior distributions to
                              the shareholders, will equal (i) 100% of their
                              Invested Capital plus (ii) a 6% per annum cumulative
                              (noncompounded) return on their Invested Capital.

Incentive fee upon Listing -  Upon Listing, a fee equal to 10% of the amount by           Actual amounts are
The Advisor                   which (i) the market value of the Company plus the          dependent upon
                              total distributions made to shareholders from the           results of
                              Company's inception until the date of Listing exceeds       operations
                              (ii) the sum of (A) 100% of Invested Capital and (B)        and therefore
                              the total distributions required to pay the Common          cannot be
                              Return to the shareholders from inception through the       determined at
                              date on which the market value is determined.               the present time.

-------------------------

(1) Assumes that the maximum number of 15,000,000 Shares is sold (excluding any Shares sold pursuant to the Reinvestment Plan).

     In addition, the Advisor and its Affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the Company as set forth in Section 10 of the Advisory Agreement. The Advisor may be reimbursed for the administrative services, including personnel costs, necessary to the prudent operation of the Company, provided that the reimbursement shall be at the lower of the Advisor's actual cost or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services or personnel costs for which the Advisor is entitled to compensation by way of a separate fee.

     Since the Advisor and its Affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the Company, such as the property management fees for operating the Company's properties and the subordinated participation in proceeds from the sale of the Company's properties, the Advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, the Advisor is obligated to exercise good faith and integrity in all its dealings with respect to Company affairs pursuant to its fiduciary duties to the shareholders. See "The Advisor and the Advisory Agreement." As noted above, there are ceilings on certain categories of fees or expenses payable to the Advisor and its Affiliates. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the Advisor or their Affiliates by reclassifying them under a different category.

                              CONFLICTS OF INTEREST

     The Company is subject to various conflicts of interest arising out of its relationship with the Advisor and its Affiliates, including conflicts related to the arrangements pursuant to which the Advisor and its Affiliates will be compensated by the Company. See "Management."

     The following chart indicates the relationship between Wells Real Estate Funds, Inc., the parent corporation of the Advisor and the Affiliates of the Advisor which will be providing services to the Company.



============================================================================================
                                WELLS REAL ESTATE FUNDS, INC.

============================================================================================
              100%                            100%                          100%

========================     ================================   ============================
  Wells Capital, Inc.           Wells Investment Securities,          Wells Management
                                   Inc. (Dealer Manager)                Company, Inc.
                                                                     (Property Manager)
========================     ================================   ============================
                                                                            100%
              Advisory Agreement

=============================                                   ============================
     Wells REIT                                                       Wells Development
                                                                         Corporation
=============================                                   ============================

Interests in Other Companies

          The Advisor and its Affiliates are also general partners of other real estate limited partnerships, including partnerships which have investment objectives substantially identical to those of the Company, and it is expected that they will organize other such partnerships in the future.

          As described in the "Prior Performance Summary," the Advisor and its Affiliates have sponsored the following eleven public partnerships with substantially identical investment objectives as those of the Company: (i) Wells Real Estate Fund I ("Wells Fund I"), (ii) Wells Real Estate Fund II ("Wells Fund II"), (iii) Wells Real Estate Fund II-OW ("Wells Fund II-OW"), (iv) Wells Real Estate Fund III, L.P. ("Wells Fund III"), (v) Wells Real Estate Fund IV, L.P. ("Wells Fund IV"), (vi) Wells Real Estate Fund V, L.P. ("Wells Fund V"), (vii) Wells Real Estate Fund VI, L.P. ("Wells Fund VI"), (viii) Wells Real Estate Fund VII, L.P. ("Wells Fund VII"), (ix) Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII"), (x) Wells Real Estate Fund IX, L.P. ("Wells Fund IX"), and (xi) Wells Real Estate Fund X, L.P. ("Wells Fund X"). All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V and Wells Fund VI available for investment in real properties have been invested. In addition, all of the proceeds of the offering of Wells Fund VII available for investment in real properties have either been invested in properties or are currently committed for investment in properties. As of March 31, 1997, approximately 97% and 65% of the proceeds of the offerings of Wells Fund VIII and Wells Fund IX, respectively, available for investment in real properties had either been invested in properties or were committed for investment in properties. In addition, the Company has recently formed Wells Real Estate Fund XI, L.P. ("Wells Fund XI"), a publicly registered partnership that has not offered any securities to date.

          The Advisor also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property that also would be suitable for acquisition by an Affiliate of the Advisor. Affiliates of the Advisor serve as Directors of the Company, and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of the Prior Wells Public Programs, to act in the best interests of the partners in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." In addition, the Company has developed procedures to resolve potential conflicts of interest in the allocation of properties between the Company and certain of its Affiliates. See "Certain Conflict Resolution Procedures" below. The Company will supplement this Prospectus during the Offering period to disclose the acquisition of a material property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire a property, including an acquisition from the Advisor or its Affiliates.

Other Activities of the Advisor and its Affiliates

          The Company will rely on the Advisor for the day-to-day operation of the Company and the management of its assets. As a result of its interests in other partnerships and the fact that it has also engaged and will continue to engage in other business activities, the Advisor and its Affiliates and certain of the Directors will have conflicts of interest in allocating their time between the Company and other partnerships and activities in which they are involved. However, the Advisor believes that it and its Affiliates have sufficient personnel to discharge fully their responsibilities to all partnerships and ventures in which they are involved.

          (ii) The Company will not purchase or lease any property in which the Advisor or any of its Affiliates have an interest; provided, however, that the Advisor or any of its Affiliates may temporarily enter into contracts relating to investment in properties to be assigned to the Company prior to closing or may purchase property in their own name and temporarily hold title for the Company, and the Company may enter into joint ventures with Affiliates of the Advisor to acquire properties held by such Affiliates, provided that in either case, such properties are purchased by the Company or joint venture at a price no greater than the cost of such property (including acquisition and carrying costs) to the Advisor or its Affiliate, and further provided that the Advisor or such Affiliate may not hold title to any such property on behalf of the Company or an Affiliated joint venture for more than 12 months, that the Advisor or its Affiliates shall not sell property to the Company or an Affiliated joint venture if the cost of the property exceeds the funds reasonably anticipated to be available for the Company to purchase any such property, and that all profits and losses during the period any such property is held by the Advisor or the Affiliate will accrue to the Company or the Affiliated joint venture, as applicable. In no event may the Company (i) sell or lease real property to the Advisor or any of its Affiliates except for joint ventures in which the Company is a partner (unless a majority of the Independent Directors determine that the transaction is fair and reasonable to the Company); (ii) loan Company funds to the Advisor or any of its Affiliates; (iii) obtain appraisals of real properties from the Advisor or any of their Affiliates; or (iv) enter into agreements with the Advisor or its Affiliates for the provision of insurance covering the Company or any property owned by the Company.

Competition

          Conflicts of interest will exist to the extent that the Company may acquire properties in the same geographic areas where other properties owned by the Advisor and its Affiliates are located. In such a case, a conflict could arise in the leasing of the Company's properties in the event that the Company and another program managed by the Advisor or its Affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of Company's properties in the event that the Company and another program managed by the Advisor or its Affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as the Company or Affiliates of the Advisor managing property on behalf of the Company seek to employ developers, contractors or building managers as well as under other circumstances. The Advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons.

In addition, the Advisor will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or lessees aware of all such properties. However, these conflicts cannot be fully avoided in that the Advisor may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

     Since Wells Investment Securities, Inc., the Dealer Manager, is an Affiliate of the Advisor, the Company will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See "Plan of Distribution."

Affiliated Property Manager

     Since it is anticipated that the Company's properties will be managed and leased by Wells Management Company, Inc., an Affiliate of the Advisor, the Company will not have the benefit of independent property management. See "Management Compensation."

Affiliated Developer

     It is expected that Wells Development Corporation, an Affiliate of the Advisor, will serve as the developer of certain unimproved properties acquired by the Company, but will not receive any profit from the development of such properties.

Lack of Separate Representation

     Hunton & Williams is counsel to the Company, the Advisor, the Dealer Manager and their Affiliates in connection with this Offering and may in the future act as counsel to the Company, the Advisor, the Dealer Manager and their Affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the Company, the Advisor, the Dealer Manager or their Affiliates, the Advisor will cause the Company to retain separate counsel for such matters as and when appropriate.

Joint Ventures with Affiliates of the Advisor

     The Company is likely to enter into one or more joint venture agreements with Affiliates of the Advisor for the acquisition, development or improvement of properties. See "Investment Objectives and Criteria Joint Venture Investments." The Advisor and its Affiliates may have conflicts of interest in determining which partnerships should enter into any joint venture agreement. Should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between the interest of the Company and the interest of the affiliated co-venturer. Since the Advisor and its Affiliates will control both the Company and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Advisor and Affiliates

     Company transactions involving the purchase and sale of the Company's properties may result in the receipt of commissions, fees and other compensation by the Advisor and its Affiliates, including Acquisition and Advisory Fees, property management and leasing fees, real estate brokerage commissions, and participation in distributions of Nonliquidating Net Sale Proceeds and Liquidating Distributions. However, the fees and compensation payable to the Advisor and its Affiliates relating to sale of the Company's properties are subordinated to the return to the shareholders of their Invested Capital plus cumulative returns thereon. Subject to the oversight of the Board of Directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all Company transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on behalf of the Company, particularly due to the fact that such fees will generally be payable to the Advisor and its Affiliates regardless of the quality of the properties acquired or the services provided to the Company. See "Management Compensation."

Certain Conflict Resolution Procedures

          In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties among certain affiliated entities. These restrictions include, among others, the following:

          1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation which provides that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions must approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.

          2. The Company will not purchase or lease properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction determine the transaction is fair and reasonable to the Company.

          3. The Company will not make any loans to Affiliates. The Advisor and its Affiliates will not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring properties. Any loans to the Company by the Advisor or its Affiliates for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the Company or joint ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

          4. The Board of Directors and the Advisor have agreed that, in the event than an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 3 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Board of Directors and the Advisor will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of commercial office properties and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment. The Advisor and certain other Affiliates of the Company are affiliated with Wells Fund X, a public program for which offerings of securities are ongoing. In addition, the Advisor and its Affiliates are affiliated with Wells Fund XI, a publicly registered partnership that has not offered any securities to date. As of March 31, 1997, Wells Fund X had approximately $4,982,340 available for investment.

                          SUMMARY OF REINVESTMENT PLAN

          The Company has adopted the Reinvestment Plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional Shares of the Company. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Exhibit C.

General

          Shareholders who have received a copy of this Prospectus and participate in this Offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and will not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this Offering may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

          Until Listing, the price per Share purchased pursuant to the Reinvestment Plan shall be the public offering price, which is $10.00 per Share. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. The Company is unable to predict the effect which such a Listing would have on the price of the Shares acquired through the Reinvestment Plan.

Investment of Distributions

          Distributions will be used to purchase Shares on behalf of the Participants from the Company. All such distributions shall be invested in Shares within 30 days after such payment date. Any distributions not so invested will be returned to Participants.

          At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

Participant Accounts, Fee, and Allocation of Shares

          For each Participant, the Company will maintain a record which shall reflect for each fiscal quarter the distributions received by the Company on behalf of such Participant. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan.

          The Company will use the aggregate amount of distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Company will purchase all available Shares and will return all remaining distributions to the Participants within 30 days after the date such distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate distributions received on behalf of each Participant, as reflected in the records maintained by the Company. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

          Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the Offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"), a marketing support and due diligence fee of 2.5%, and Acquisition Fees of 3% of the purchase price of the Shares sold pursuant to the Reinvestment Plan until the termination of the Offering. Thereafter, Acquisition Fees will be paid by the Company only in the event that proceeds of the sale of Shares are used to acquire properties. As a result, aggregate fees payable to Affiliates of the Company will total between 9% and 12% of the proceeds of reinvested distributions, up to 7% of which may be reallowed to Soliciting Dealers.

          The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

Reports to Participants

          Within 60 days after the end of each fiscal quarter, the Company will mail to each Participant a statement of account describing, as to such Participant, the distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see " -- Participant Accounts, Fees and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. See " -- General" above.

          Tax information with respect to income earned on Shares under the Reinvestment Plan for the calendar year will be sent to each participant by the Company.

Election to Participate or Terminate Participation

          Stockholders of the Company who purchase Shares in this Offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the

Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering ten days' written notice to the Board of Directors.

          A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his participation, the Company will send him a check in payment for any fractional Shares in his or her account based on the then market price of the Shares and the record books of the Company will be revised to reflect the ownership of records of his whole Shares. There are no fees associated with a Participant's terminating his interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again by notifying the Company and completing any required forms.

          The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "Federal Income Tax Considerations -- Taxation of Tax-Exempt Shareholders."

Federal Income Tax Considerations

          Stockholders subject to federal income taxation who elect to participate in the Reinvestment Plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.

Amendments and Termination

          The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason at any time by ten days' prior written notice of termination to all Participants.

                           SHARE REPURCHASE PROGRAM

          The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price during the period of this offering equal to $8.40 per Share (a reduction of $1.60 from the $10 offering price, reflecting Selling Commissions, a marketing support and due diligence expense fee and Acquisition and Advisory Fees). After the offering, the price per Share pursuant to the SRP will be set from time to time by the Board of Directors.

          Repurchases under the SRP will be made quarterly by the Company in its sole discretion on a first-come, first-served basis, and will be limited in the following ways: (i) not more than $500,000 worth of the outstanding Shares will be repurchased in any given year; and (ii) the funds available for repurchase will be limited to available proceeds received by the Company from the sale of Shares under the Reinvestment Plan. The determination of available funds from sales under the Reinvestment Plan and the decision to repurchase Shares will be at the sole discretion of the Board. In making this determination, the Board will consider the need to use proceeds from the Share sales under the Reinvestment Plan for investment in additional properties, or for maintenance or repair of existing properties. Such property-related uses will have priority over the need to allocate funds to the SRP. To be eligible to offer Shares for purchase to the SRP, the stockholder must have beneficially held the Shares for at least one year.

          The Company cannot guarantee that funds will be available for repurchase. If no funds are available for the SRP at the time when repurchase is requested, the stockholder could: (i) withdraw his request for repurchase; or
(ii) ask that the Company honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first come, first served basis. There is no requirement that stockholders sell their Shares to the Company. The SRP is only intended to provide interim liquidity for stockholders until a secondary market developed for the Shares. No such market presently exists and no assurance can be given that one will develop. The SRP will exist during the Offering period and will be terminated following the close of the Offering period upon the Listing.

          Shares purchased by the Company under the SRP will be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the SRP will not be reissued unless they are first registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.


                            PRIOR PERFORMANCE SUMMARY

           THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF REAL ESTATE PROGRAMS MANAGED BY THE ADVISOR AND ITS AFFILIATES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS.

          The Advisor has served as a general partner of a total of eleven real estate limited partnerships for which offerings have been completed within the last 10 years. These eleven limited partnerships and the year in which their offerings were completed are as follows:

        1.        Wells Real Estate Fund I (1986)
        2.        Wells Real Estate Fund II (1988)
        3.        Wells Real Estate Fund II-OW (1988)
        4.        Wells Real Estate Fund III, L.P. (1990)
        5.        Wells Real Estate Fund IV, L.P. (1992)
        6.        Wells Real Estate Fund V, L.P. (1993)
        7.        Wells Real Estate Fund VI, L.P. (1994)
        8.        Wells Real Estate Fund VII, L.P. (1995)
        9.        Wells Real Estate Fund VIII, L.P. (1996)
       10.        Wells Real Estate Fund IX, L.P. (1996)
       11.        Wells Real Estate Fund X, L.P. (not completed)

          The tables included in Exhibit A attached hereto set forth information as of the dates indicated regarding certain of these prior programs as to (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); and (iii) annual operating results of prior programs (Table
III). No information is given as to results of completed programs or sales or disposals of property because, to date, none of the prior programs have sold any of their properties.

Prior Wells Public Programs

          The Advisor and its Affiliates have previously sponsored the eleven Prior Wells Public Programs, all of which were offered on an unspecified property or "blind pool" basis. The total amount of funds raised from investors in the offerings of the Prior Wells Public Programs, as of March 31, 1997, was approximately $247,392,133, and the total number of investors in such partnerships was approximately 23,287.

          The investment objectives of the Prior Wells Public Programs are substantially identical to the investment objectives of the Company. All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V and Wells Fund VI available for investment in real properties have been invested in properties. In addition, all of the proceeds of the offering of Wells Fund VII available for investment in real properties have either been invested or are committed for investment in properties. As of March 31, 1997, approximately 97%, 65%, and 78% of the proceeds of the offerings of Wells Fund VIII, Wells Fund IX, and Wells Fund X, respectively, available for investment in real properties had either been invested in properties or were committed for investment in properties. For the fiscal year ended December 31, 1996, approximately three-quarters of the aggregate gross rental income of nine of these eleven publicly offered partnerships was derived from tenants which are U.S. corporations, each of which has net worth of at least $100,000,000 or whose lease obligations are guaranteed by another corporation with a net worth of at least $100,000,000.

          The real properties in which the Prior Wells Public Programs have invested have experienced the same economic problems as other real estate investments in recent years, including without limitation, general over-building and an excess supply in many markets, along with increased operating costs and a general downturn in the real estate industry. As a result, certain of these public partnerships have experienced fluctuations in expenses and net income. These fluctuations were primarily due to tenant turnover, resulting in increased vacancies and the requirement to expend funds for tenant refurbishments, and increases in administrative and other operating expenses. See the Prior Performance Tables included as Exhibit A hereto. Additionally, while overall occupancy rates have not decreased significantly at the properties owned by the Prior Wells Public Programs, some of these properties have experienced high tenant turnover, and the partnerships owning these properties have generally been unable to raise rental rates and have been required to make expenditures for tenant improvements and to grant free rent and other concessions in order to attract new tenants. Specifically, certain of the Prior Wells Public Programs suffered decreases in net income during the real estate recession of the late 1980s and early 1990s, which decreases were generally attributable to the overall downturn in the economy and in the real estate market in particular. Because of the cyclical nature of the real estate market, such decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. None of these prior programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that prior programs will ultimately be successful in meeting their investment objectives. See "Risk Factors."

          The aggregate dollar amount of the acquisition and development costs of the properties purchased by the Prior Wells Public Programs, as of March 31, 1997, was approximately $196,419,519, of which $9,888,959 (or approximately 5.0%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately 65.0% was or will be spent on acquiring or developing office buildings, and approximately 35.0% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 4.1% was or will be spent on new properties, 37.5% on existing or used properties and 58.4% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the eleven Prior Wells Public Programs as of March 31, 1997:

          Type of Property          New        Existing      Construction
          ----------------          ---        --------      ------------

          Office Buildings          4.1%       26.1%            34.8%

          Shopping Centers           -         11.4%            23.6%


          Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners. $24,679,000 of the gross proceeds were attributable to sales of Class A Limited Partnership Units ("Class A Units"), and $10,642,000 of the gross proceeds were attributable to sales of Class B Limited Partnership Units ("Class B Units" and, collectively with the Class A Units, "Units"). Limited partners in Wells Fund I have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties: (i) a medical office building in Atlanta, Georgia; (ii) two commercial office buildings in Atlanta, Georgia; (iii) a shopping center in DeKalb County, Georgia; (iv) a shopping center in Knoxville, Tennessee; (v) a shopping center in Cherokee County, Georgia; and (vi) a project consisting of seven office buildings and a shopping center in Tucker, Georgia. The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to twelve years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and the partnership will have no obligation to sell properties at any particular time. Wells Fund I acquired its properties between 1985 and 1987, and has not yet liquidated or sold any of its properties.

          Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners. $28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties: (i) a shopping center in Cherokee County, Georgia; (ii) a project consisting of seven office buildings and a shopping center in Tucker, Georgia; (iii) a two story office building in Charlotte, North Carolina; (iv) a four story office building in Houston, Texas; (v) a restaurant in Roswell, Georgia; and (vi) a combined retail and office development in Roswell, Georgia.

          Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners. $19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund III have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties: (i) a four story office building in Houston, Texas; (ii) a restaurant in Roswell, Georgia; (iii) a combined retail and office development in Roswell, Georgia; (iv) a two story office building in Greenville, North Carolina; (v) a shopping center in Stockbridge, Georgia; and (vi) a two story office building in Richmond, Virginia.

          Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners. $13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund IV have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties: (i) a shopping center in Stockbridge, Georgia; (ii) a four story office building in Jacksonville, Florida; (iii) a two story office building in Richmond, Virginia; and (iv) two two-story office buildings in Stockbridge, Georgia.

          Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners. $15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their Units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their Units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for Units, as of March 31, 1997, $15,514,160 of Units of Wells Fund V were treated as Class A Units, and $1,491,860 of Units were treated as Class B Units. Wells Fund V owns interests in the following properties: (i) a four story office building in Jacksonville, Florida; (ii) two two story office buildings in Stockbridge, Georgia; (iii) a four story office building in Hartford, Connecticut; (iv) two restaurants in Stockbridge, Georgia; and (v) a three story office building in Appleton, Wisconsin.

          Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. $19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VI are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for Units, as of March 31, 1997, $21,132,570 of Units of Wells Fund VI were treated as Class A Units, and $3,867,430 of Units were treated as Class B Units. Wells Fund VI owns interests in the following properties: (i) a four story office building in Hartford, Connecticut; (ii) two restaurants in Stockbridge, Georgia; (iii) another restaurant and a retail building in Stockbridge, Georgia; (iv) a shopping center in Stockbridge, Georgia; (v) a three story office building in Appleton, Wisconsin; (vi) a shopping center in Cherokee County, Georgia; (vii) a combined retail and office development in Roswell, Georgia; (viii) a four story office building in Jacksonville, Florida; and (ix) a tract of land in Clemmons, North Carolina upon which a shopping center is being developed.

          Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. $16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VII are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for Units, as of March 31, 1997, $18,406,760 of Units in Wells Fund VII were treated as Class A Units, and $5,773,410 of Units were treated as Class B Units. Wells Fund VII owns interests in the following properties: (i) a three story office building in Appleton, Wisconsin; (ii) a restaurant and a retail building in Stockbridge, Georgia; (iii) a shopping center in Stockbridge, Georgia; (iv) a shopping center in Cherokee County, Georgia; (v) a combined retail and office development in Roswell, Georgia; (vi) a two story office building in Alachua County, Florida near Gainesville; (vii) a four story office building in Jacksonville, Florida; (viii) a tract of land in Clemmons, North Carolina upon which a shopping center is being developed; and
(ix) a retail development in Clayton County, Georgia.

          Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners. $26,135,339 of the gross proceeds were attributable to sales of Class A Status Units, and $5,907,350 were attributable to sales of Class B Status Units. Limited partners in Wells Fund VIII are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for Units, as of March 31, 1997, $26,248,480 of Units in Wells Fund VIII were treated as Class A Status Units, and $5,784,210 of Units were treated as Class B Status Units. Wells Fund VIII owns interests in the following properties: (i) a two story office building in Alachua County, Florida near Gainesville; (ii) a four story office building in Jacksonville, Florida; (iii) a tract of land in Clemmons, North Carolina, upon which a shopping center is being developed; (iv) a retail development in Clayton County, Georgia; (v) a tract of land in Madison, Wisconsin, upon which a four story office building is being developed; and (vi) a one-story office building in Farmers Branch, Texas.

          Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,095 limited partners. $29,359,270 of the gross proceeds were attributable to sales of Class A Units and $5,640,730 were attributable to sales of Class B Units. Wells Fund IX owns interests in (i) a tract of land in Madison, Wisconsin, upon which a four story office building is being developed, (ii) a one story office building in Farmers Branch, Texas and (iii) an interest in a joint venture (in which Wells Fund X is a partner), which owns a tract of land in Knox County, Tennessee in the Knoxville metropolitan area, upon which a three story office building is being developed (the "Knoxville Joint Venture").

          On December 31, 1996, Wells Fund X commenced a public offering of up to $35,000,000 of limited partnership units. Wells Fund X commenced active operations on February 4, 1997. As of March 31, 1997, Wells Fund X had sold 469,009 Class A Units and 146,095 Class B Units and had net offering proceeds of $4,982,340 available for Investment in Properties. Wells Fund X owns an interest in the Knoxville Joint Venture.

          THE INFORMATION SET FORTH ABOVE SHOULD NOT BE CONSIDERED INDICATIVE OF RESULTS TO BE EXPECTED FROM THE COMPANY.

          The foregoing properties in which the Prior Wells Public Programs have invested have all been acquired and developed on an all cash basis.

          The Advisor of the Company, Wells Capital, Inc., is the general partner of Wells Partners L.P., which is a general partner of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X and Wells Fund XI. Wells Capital, Inc. is a general partner of Wells Fund I, Wells Fund II, Wells Fund II-OW and Wells Fund III. Leo F. Wells, III, the President and a Director of the Company, is a general partner in each of the Prior Wells Public Programs and the sole shareholder and Director of Wells Real Estate Funds, Inc., the parent corporation of the Advisor.

          Potential investors are encouraged to examine the Prior Performance Tables attached as Exhibit A hereto for more detailed information regarding the prior experience of the Advisor. In addition, upon request, prospective investors may obtain from the Advisor without charge copies of offering materials and any reports prepared in connection with any of the Prior Wells Public Programs, including a copy of the most recent Annual Report on Form 10-K filed with the Commission. For a reasonable fee, the Company will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to the Advisor. Additionally, Table VI contained in Part II of the Registration Statement (which is not part of this Prospectus) gives certain additional information relating to properties acquired by the Prior Wells Public Programs. The Company will furnish, without charge, copies of such table upon request.

                                   MANAGEMENT

General

          The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

          The Company currently has [five] Directors; it may have no fewer than [three] Directors and no more than [15]. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

          Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

Fiduciary Responsibility of the Board of Directors

          The Board of Directors will be responsible for the management and control of the affairs of the Company; however, the Board of Directors will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

          The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, will have a fiduciary duty to the Company.

          The Directors will monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

          The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. This determination shall be reflected in the minutes of the meetings of the Board of Directors. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

     The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Description of Capital Stock -- Limitation of Liability and
Indemnification."

Directors and Executive Officers

          The Directors and executive officers of the Company are listed below:

Name                               Age     Positions
----                               ---     ---------

Leo F. Wells, III                   52     President and Director

Brian M. Conlon                     39     Executive Vice President and Director

[Director to be named]                     Independent Director

[Director to be named]                     Independent Director

[Director to be named]                     Independent Director


          Leo F. Wells, III is the President and a Director of the Company and the President and sole Director of the Advisor. He is also the sole shareholder and Director of Wells Real Estate Fund, Inc., the parent corporation of the Advisor. In addition, he is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the sole Director and President of Wells Management Company, Inc., a property management company he founded in 1983; the Dealer Manager, a registered securities broker-dealer he formed in 1984; and Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs. Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985, he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in Economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning and a registered NASD principal.

          Mr. Wells has over 25 years of experience in real estate sales, management and brokerage services. He is currently a co-general partner in a total of 26 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties, a majority of which are located in suburban areas of metropolitan Atlanta, Georgia. As of March 31, 1997, these 23 real estate limited partnerships represented investments totaling $255,433,723 from 23,741 investors. See "Prior Performance Summary."

          Brian M. Conlon is the Executive Vice President and a Director of the Company. He also serves in the same capacity for the Advisor. Mr. Conlon joined the Advisor in 1985 as a Regional Vice President, and served as Vice President and National Marketing Director from 1991 until April 1996 when he assumed his current position. Previously, Mr. Conlon was Director of Business Development for Tishman Midwest Management & Leasing Services Corp. where he was responsible for marketing the firm's property management and leasing services to institutions. Mr. Conlon also spent two years as an Investment Property Specialist with Carter & Associates where he specialized in acquisitions and dispositions of office and retail properties for institutional clients. Mr. Conlon received a Bachelor of Business Administration degree from Georgia State University and a Master of Business Administration degree from the University of Dallas. Mr. Conlon is a member of the International Association for Financial Planning (IAFP), a general securities principal and a Georgia real estate broker. Mr. Conlon also holds the certified commercial investment member (CCIM) designation of the Commercial Investment Real Estate Institute and the certified financial planner (CFP) designation of the Certified Financial Planner Board of Standards, Inc.

          [Independent Director biographies to be added.]

Committees

          The Audit Committee will consist of a majority of Independent Directors. If the Listing occurs, the Audit Committee will consist entirely of Independent Directors. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

          In the event that the Listing occurs, the Board of Directors will establish a Compensation Committee, which will oversee the compensation of the Company's executive officers and which will consist of three Independent Directors.

          The Company may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors. At least a majority of the members of each committee of the Board of Directors will be Independent Directors.

Compensation of Directors and Officers

          The Board of Directors shall determine the amount of compensation to be received by each non-employee director for serving on the Board of Directors. Such compensation, including fees for attending meetings, will not exceed $7,500 annually. The Company will not pay any compensation to officers and directors of the Company who also serve as officers and directors of the Advisor.


                     THE ADVISOR AND THE ADVISORY AGREEMENT

The Advisor

          Wells Capital, Inc. is a Georgia corporation organized in 1984. The Company has entered into the Advisory Agreement effective as of the date hereof. Wells Capital, Inc., as Advisor, has a fiduciary responsibility to the Company and its stockholders.

          The directors and officers of the Advisor are as follows:

Leo F. Wells, III                    President and sole Director

Brian M. Conlon                      Executive Vice President

Louis A. Trahant                     Vice President of Sales and Operations

Kim R. Comer                         National Vice President of Marketing

Edna B. King                         Vice President of Investor Services

Linda L. Carson                      Vice President of Accounting


          The backgrounds of Messrs. Wells and Conlon are described above under "Management--Directors and Executive Officers."

          Louis A. Trahant (age 51) is Vice President of Sales and Operations for Wells Capital. He is responsible for the internal sales support provided to regional vice presidents and to registered representatives of broker-dealers participating in Wells' public offerings. Mr. Trahant is also responsible for statistical analysis of sales-related activities, development of office and communication systems, and hiring of administrative personnel. Mr. Trahant joined Wells Capital in 1993 as Vice President for Marketing of the Southern Region and assumed his current position in 1995. Prior to joining Wells Capital, Mr. Trahant had extensive sales and marketing experience in the commercial lighting industry. He is a graduate of Southeastern Louisiana University, a member of the International Association for Financial Planning (IAFP) and the American Management Association, and holds a Series 22 license.

          Kim R. Comer (age 43) has recently rejoined Wells as National Vice President of Marketing. He is responsible for all investor, financial advisor, and broker-dealer communications and broker-dealer relations. In prior positions with Wells, Mr. Comer served as Vice President of Marketing for the southeast and northeast regions at Wells' home office. He has ten years of experience in the securities industry and is a licensed registered representative and financial principal with the NASD. Additionally, he brings strong financial experience to his marketing position with Wells, including experience as controller and Chief Financial Officer of two regional broker-dealers. In 1976, Mr. Comer graduated with honors from Georgia State University with a BBA degree in accounting.

          Edna B. King (age 60) is the Vice President of Investor Services for Wells Capital. She is responsible for processing new investments, sales reporting, and investor communications. Prior to joining Wells Capital in 1985, Ms. King served as the Southeast Service Coordinator for Beckman Instruments and as office manager for a regional office of Commerce Clearing House. Ms. King holds an Associate Degree in Business Administration from DeKalb Community College in Atlanta, Georgia, and has completed various courses at the University of North Carolina at Wilmington.

          Linda L. Carson (age 54) is Vice President of Accounting for Wells Capital. She is responsible for fund, property, and corporate accounting, SEC reporting and coordination of the audit with its independent auditors. Ms. Carson joined Wells Capital in 1989 as Staff Accountant, became Controller in 1991, and assumed her current position in 1996. Prior to joining Wells, Ms. Carson was an accountant with an electrical distributor. She is a graduate of City College of New York and has completed additional accounting courses at Kennesaw State. She is a member of the National Society of Accountants.

          The Advisor employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the Properties.

          The Advisor currently owns 20,000 OP Units, for which it contributed $200,000 to the capital of the Operating Partnership. The Advisor may not sell these OP Units while the Advisory Agreement is in effect, although the Advisor may transfer such OP Units to Affiliates. Neither the Advisor, a Director, nor any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the Advisor, or any transaction between the Company and the Advisor, Directors, or an Affiliate. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them will not be included.

The Advisory Agreement

          Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's properties and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

          The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Organizational and Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this Offering, the formation and organization of the Company, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to the sale of the Shares, (ii) Selling Commissions, advertising expenses, expense reimbursements, and legal and accounting fees, (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities, (iv) administrative services (including personnel costs; provided, however that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee), and (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of properties, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location.

          The Company shall not reimburse the Advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be carried over and included in operating expenses in subsequent Expense Years, and reimbursed to the Advisor in one or more of such years, provided that operating expenses in any Expense Year, including any Excess Amount to be paid to the Advisor, shall not exceed the 2%/25% Guidelines. Within 60 days after the end of any fiscal quarter of the Company for which total operating expenses for the Expense Year exceed the 2%/25% Guidelines, there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors.

          The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

          Pursuant to the Advisory Agreement, the Advisor is entitled to receive certain fees and reimbursements, as listed in "Management -- Management Compensation." The Subordinated Incentive Fee, which is payable to the Advisor under certain circumstances if Listing occurs, may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee, as described below, will be paid to the Advisor under the Advisory Agreement nor will any share of Net Sales Proceeds be paid to the Advisor. The Acquisition Fees payable to the Advisor in connection with the selection or acquisition of any property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

          If the Advisor or an Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation will be at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

          Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company;
(iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

          The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date hereof, on _______, 1998, subject to successive one-year renewals upon mutual consent of the parties. In the event that a new Advisor is retained, the previous Advisor has agreed to cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that such successor Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

          The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the Company's properties on the date of termination of the Advisory Agreement (the "Termination Date"), less the amount of all indebtedness secured by such properties, plus the total distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) the shareholders' Invested Capital plus an amount equal to the Common Return, calculated as of the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's properties shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective properties during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Listing occurs. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid in connection with the Listing.

          The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

          The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                                WELLS MANAGEMENT

          It is expected that substantially all of the Company's properties will be managed by Wells Management. The officers of Wells Management are as follows:

Leo F. Wells, III          President

Brian M. Conlon            Executive Vice President

Michael C. Berndt          Vice President and Chief Financial Officer

Annakay S. Warden          Vice President and Director of National Accounts

M. Scott Meadows           Vice President - Property Management

Michael L. Watson          Vice President - Construction

Robert H. Stroud           Vice President - Leasing


     The backgrounds of Messrs. Wells and Conlon are described above under "Management -- Directors and Executive Officers."

     Michael C. Berndt (50), Vice President and Chief Financial Officer of Wells Management Company, joined Wells in 1996. He is responsible for asset management of the Wells Real Estate Fund portfolios. Mr. Berndt is an attorney and a Certified Public Accountant. From 1990 to 1995, Mr. Berndt was with the Investigations Unit of the Resolution Trust Corporation. From 1985 to 1989, Mr. Berndt was an independent real estate syndicator. From 1982 to 1985, he was President of Phoenix Financial Corporation, an NASD broker-dealer. Previously, he served as an accountant, attorney and securities analyst for various firms. Mr. Berndt holds a B.S. in Accounting from Samford University, a J.D. from Cumberland Law School and an L.L.M. in Taxation from New York University School of Law.

          Annakay S. Warden (54) is Vice President and Director of National Accounts for Wells Management Company. Ms. Warden joined Wells in 1989, serving as Director of Property Management before assuming her current position in 1996. She is a licensed Georgia Real Estate Broker and holds the designation of Certified Property Manager (CPM). Ms. Warden is a member of the Atlanta Board of Realtors and is on the Board of Directors for the Institute of Real Estate Management. As a Board of Directors member for the Institute of Real Estate Management, she is serving as chairperson for both the Atlanta Charity and National Real Estate Income and Expense Reports. Prior to joining Wells, Ms. Warden worked for ten years in the Atlanta real estate market. She has also served as President and Managing Broker of A.K.S.W. Enterprises, a real estate and management firm. Ms. Warden was educated at the University of Arkansas, majoring in Business Administration.

          M. Scott Meadows (33) is Vice President of Property Management for Wells Management Company, Inc. He is responsible for overseeing a 1.8 million square foot portfolio of office and retail properties. Prior to joining Wells, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a half million square foot office and retail portfolio. He also served several years as Property Management for Sea Pines Plantation Company, managing real estate around Harbour Town. Mr. Meadows received a Bachelor of Business Administration degree from the University of Georgia. He is a Georgia real estate broker and holds the Real Property Administrator (RPA) designation of the Building Owners and Managers Institute International.

          Michael Watson (age 52) is Vice President of Construction for Wells Management Company. Mr. Watson is responsible for overseeing construction and tenant improvement projects for the Wells Real Estate Funds, including design, engineering, and progress-monitoring functions. With more than 25 years of experience in the construction industry, Mr. Watson has supervised projects ranging from high rises to neighborhood shopping centers. Prior to joining Wells in 1995, he was senior project management with Abrams Construction in Atlanta. Mr. Watson received a Bachelor's degree in civil engineering from the University of Miami and keeps up with current practices by periodically enrolling in supplemental college courses.

          Robert H. Stroud (age 56), Vice President of Leasing and Associate Broker for Wells & Associates, Inc., joined Wells in 1987. Mr. Stroud is responsible for leasing Atlanta office and retail properties on behalf of Wells Real Estate Funds. With more than 20 years in commercial and investment real estate, Mr. Stroud is experienced in many facets of the real estate industry, including site selection, tenant and landlord representation, investment sales, and assemblage and property management. Prior to joining Wells, Mr. Stroud was investment properties consultant with Royal LePage Commercial Real Estate Services. He received a Bachelor's degree in management from Georgia State University and earned the MCRE Commercial Real Estate designation from the University of Toronto.


                       INVESTMENT OBJECTIVES AND CRITERIA

General

          The Company is a corporation that intends to elect to be taxed as a REIT for federal income tax purposes. The Company was organized to invest in commercial real properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories. The Company's objectives are: (i) to maximize Cash Available for Distribution; (ii) to preserve, protect and return the Invested Capital of the shareholders; (iii) to realize capital appreciation upon the ultimate sale of the Company's properties; and (iv) to provide shareholders with liquidity of their investment, within 10 years after commencement of the Offering, through either (a) the listing of the Shares, or (b) if Listing does not occur within ten years following the commencement of the Offering, the dissolution of the Company and the orderly liquidation of its assets. No assurance can be given that these objectives will be attained.

          Decisions relating to the purchase or sale of the Company's properties will be made by the Advisor, subject to the oversight of the Board of Directors. See "The Advisor and the Advisory Agreement" for a description of the background and experience of the Advisor.

Acquisition and Investment Policies

          The Company will seek to invest substantially all of the net Offering proceeds available for Investment in Properties in the acquisition of commercial real properties, which are under development or construction, are newly constructed or which have been previously constructed and have operating histories. While not limited to such investments, the Advisor will generally seek to invest in commercial properties such as office buildings, shopping centers and industrial properties which are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy the Advisor' standards of creditworthiness. It is anticipated that a majority of the tenants of the Company's properties will be top U.S. corporations or other entities each of which has a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000. The Company may, however, invest in office buildings, shopping centers or industrial properties which are not preleased to such tenants or in other types of commercial or industrial properties such as hotels, motels or business or industrial parks. Notwithstanding the foregoing, under the REIT qualification rules, the Company may not be actively engaged in the business of operating hotels, motels or similar properties.

          While the Company will seek to invest in properties that will satisfy the primary objective of providing distributions of current cash flow to investors, due to the fact that a significant factor in the valuation of income-producing real properties is their potential for future income, the Advisor anticipates that the majority of properties acquired by the Company will satisfy both attributes of providing potential for capital appreciation and providing distributions of current cash flow to investors. To the extent feasible, the Advisor will strive to invest in a diversified portfolio of properties that will satisfy the Company's investment objectives of maximizing Cash Available for Distribution, preserving investors' capital and realizing capital appreciation upon the ultimate sale of the Company's properties.

     It is anticipated that approximately 84% of the Gross Proceeds of the Offering will be used to acquire properties and the balance will be used to pay various fees and expenses. See "Estimated Use of Proceeds."

          Investment in unimproved or non-income producing property may not exceed 10% of the Company's total assets. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property.

          Investment in property generally will take the form of fee title or of a leasehold estate having a term, including renewal periods, of at least 40 years, and may be made either directly or indirectly through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, Affiliates of the Advisor or other persons. See "Joint Venture Investments" below. In addition, the Company may purchase properties and lease them back to the sellers of such properties. While the Advisor will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" and so that the Company will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced. See "Federal Income Tax Considerations."

          The Company is not limited as to the geographic area where it may conduct its operations, but the Advisor intends to cause the Company to invest primarily in properties located in the United States.

          There are no specific limitations on the number or size of properties to be acquired by the Company or on the percentage of net proceeds of this Offering which may be invested in a single property. The number and mix of properties acquired will depend upon real estate and market conditions and other circumstances existing at the time the Company is acquiring its properties and the amount of the net proceeds of this Offering.

          In making investment decisions for the Company, the Advisor will consider relevant real property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, the Advisor will have substantial discretion with respect to the selection of specific Company investments.

          The Company will obtain independent appraisals for each property in which it invests, and the purchase price of each such property will not exceed its appraised value. However, the Advisor and the Board of Directors will rely on their own independent analysis and not on such appraisals in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by shareholders at the office of the Company and will be retained for at least five years.

          The Company's obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate, plans and specifications, environmental reports, surveys, evidence of marketable title (subject only to such liens and encumbrances as are acceptable to the Advisor), audited financial statements covering recent operations of any properties having operating histories (unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to investors), title and liability insurance policies and opinions of counsel in certain circumstances. The Company will not close the purchase of any property unless and until it obtains an environmental assessment (a minimum of a Phase I review) for each property purchased and the Advisor is generally satisfied with the environmental status of the property.

          The Company may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the Company a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

          In determining whether to purchase a particular property, the Company may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

          In purchasing, leasing and developing real properties, the Company will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. The Company may experience difficulty in keeping the properties fully leased due to tenant turnover, general overbuilding or excess supply in the market area. Development of real properties is subject to risks relating to the builders' ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors -- Real Estate Risks."

Development and Construction of Properties

          The Company may invest substantially all of the net proceeds available for Investment in Properties on which improvements are to be constructed or completed although the Company may not invest in excess of 10% of total assets in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction, completion of properties under construction, the Advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an Affiliate of the person entering into the construction or development contract, or, in certain circumstances, the Advisor may require an adequate completion bond or performance bond.

          The Company may make periodic progress payments or other cash advances to developers and builders of its properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. The Company intends to use such additional controls on its disbursements to builders and developers as it deems necessary or prudent.

          The Company may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties which it may acquire. Such persons would be compensated directly by the Company and, other than through such employment, will not be affiliated with the Advisor.

Terms of Leases and Lessee Creditworthiness

          The terms and conditions of any lease entered into by the Company with regard to a tenant may vary substantially from those described herein. However, a majority of leases are expected to be what is generally referred to as "triple net" leases, which means that the lessee will be required to pay or reimburse the Company for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs as well as lease payments.

          The Advisor has developed specific standards for determining the creditworthiness of potential lessees of Company Properties. While authorized to enter into leases with any type of lessee, the Advisor anticipates that a majority of the tenants of the Company Properties will be top U.S. corporations or other entities each of which has a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000.

Borrowing Policies

          The Company may incur indebtedness in connection with the development or acquisition of properties, which indebtedness may be secured by one or more of the Company's properties. The Company also may borrow funds (a) for Company operating purposes in the event of unexpected circumstances in which the Company's working capital reserves and other cash resources available to the Company become insufficient for the maintenance and repair of its properties or for the protection or replacement of the Company's assets, and (b) in order to finance improvement of and improvements to its properties, when the Advisor deems such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of the Company's investment in a particular property, or to make a particular property more attractive for sale or lease. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. Such indebtedness may be in the form of secured and unsecured bank borrowings, and publicly and privately placed debt offerings. Borrowings may be incurred through either the Operating Partnership or the Company. The Board of Directors anticipates that the aggregate amount of any borrowing will not exceed 50% of Real Estate Asset Value, although the maximum amount of borrowing in relation to net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

          The Company may borrow funds from the Advisor or their Affiliates in such situations only if the following qualifications are met: (a) any such borrowing cannot constitute a "financing" as that term is defined under the NASAA Guidelines, i.e., all indebtedness encumbering Company Properties or incurred by the Company, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months; (b) interest and other financing charges or fees must not exceed the amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Company's principal place of business; and
(c) no prepayment charge or penalty shall be required.

Joint Venture Investments

          The Company is likely to enter into one or more joint ventures with Affiliated entities for the acquisition, development or improvement of properties, under the conditions described below. The Company may invest some or all of the proceeds of the Offering in such joint ventures. In this connection, the Company may enter into joint ventures with future programs sponsored by the Advisor or its Affiliates or Prior Wells Public Programs. The Advisor also has the authority to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating properties in accordance with the Company's investment policies. See "Risk Factors" and "Conflicts of Interest." In determining whether to invest in a particular joint venture, the Advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described herein for the selection of real property investments of the Company. See " -- Acquisition and Investment Policies," " -- Development and Construction of Properties," " -- Terms of Leases and Lessee Creditworthiness," and " -- Borrowing Policies."

          At such time as the Advisor believes that a reasonable probability exists that the Company will enter into a joint venture with a Prior Wells Public Program for the acquisition or development of a specific material property, this Prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon the Advisor's experience, in connection with the development of a property which is currently owned by a Prior Wells Public Program, this would normally occur upon the signing of legally binding leases with one or more major tenants for commercial space to be developed on such property, but may occur before or after any such signing, depending upon the particular circumstances surrounding each potential investment. It should be understood that the initial disclosure of any such proposed transaction cannot be relied upon as an assurance that the Company will ultimately consummate such proposed transaction nor that the information provided in any such supplement to this Prospectus concerning any such proposed transaction will not change after the date of the supplement.

          The Company may enter into a partnership, joint venture or co-tenancy with unrelated parties if (i) the management of such partnership, joint venture or co-tenancy is under the control of the Company; (ii) the Company, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the joint ownership, partnership or co-tenancy agreement does not authorize or require the Company to do anything as a partner, joint venturer or co-tenant with respect to the property which the Company or the Advisor could not do directly because of the Company Agreement; and (iv) the Advisor and its Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under the Advisory Agreement. In the event that any such co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party's interest, the Company may not have sufficient capital to finance any such buy-out. See "Risk Factors."

          The Company intends to enter into joint ventures with other publicly registered Affiliated entities for the acquisition of properties, but may only do so provided that (i) each such co-venturer has substantially identical investment objectives as those of the Company; (ii) the Company, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) compensation payable to the Company by such Affiliate is substantially identical to that payable to the Advisor by the Company; (iv) the Company will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture; and (v) the investment by the Company and such Affiliate are on substantially the same terms and conditions, and each such entity's ownership interest in such joint venture or partnership shall be based upon the respective proportion of funds invested in such joint venture or partnership by the Company and such Affiliate. In the event that the co-venturer were to elect to sell property held in any such joint venture, however, the Company may not have sufficient funds to exercise its right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an Affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into such joint ventures with Affiliated entities will result in certain conflicts of interest. See "Risk Factors" and "Conflicts of Interest -- Joint Ventures with Affiliates of the Advisor."

Other Policies

          The Company will not invest as a limited partner in limited partnerships.

          Except in connection with sales of properties by the Company where purchase money obligations may be taken by the Company as partial payment, the Company will not make loans to any person, nor will the Company underwrite securities of other issuers, in exchange for property, or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, the Company may invest in joint ventures or partnerships as described above and in a corporation where real estate is the principal asset and its acquisition can best be effected by the acquisition of the stock of such corporation, subject to the limitations set forth below.

          The Company will not: (i) make investments in real estate mortgages (except in connection with the sale or other disposition of a property); (ii) make loans to the Advisor or its Affiliates; (iii) invest in or underwrite the securities of other issuers, including any publicly offered or traded limited partnership interests, except for investments in joint ventures as described herein and except for permitted temporary investments pending utilization of Company funds, provided that following one year after the commencement of operations of the Company no more than 45% of the value of the Company's total assets (exclusive of Government securities and cash items) will consist of, and no more than 45% of the Company's net income after taxes (for the last four fiscal quarters combined) will be derived from, securities other than (A) Government securities, or (B) securities in a corporation where real estate is the principal asset and the acquisition of such real estate can best be effected by the acquisition of the stock of such corporation, provided that any such corporation is either (x) a corporation which is a majority owned subsidiary of the Company and which is not an investment company as defined by the Investment Company Act of 1940, as amended, or (y) a corporation which is controlled primarily by the Company, through which corporation the Company engages in the business of acquisition and operation of real estate and which is not an investment company.


                            REAL PROPERTY INVESTMENTS

          As of the date of this Prospectus, the Company has not acquired nor contracted to acquire any specific real properties. The Advisor is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for the Company and prior programs. At such time during the negotiations for a specific property as the Advisor believes that a reasonable probability exists that the Company will acquire such property, this Prospectus will be supplemented to disclose the negotiations and pending acquisition. Based upon the Advisor's experience and acquisition methods, this will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this Prospectus will describe any improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this Prospectus, if appropriate. IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT THE COMPANY WILL ULTIMATELY CONSUMMATE SUCH PROPOSED ACQUISITION NOR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND ACTUAL PURCHASE.

          It is intended that the proceeds of this Offering will be invested in properties in accordance with the Company's investment policies. Funds available for Investment in Properties which are not expended or committed to the acquisition or development of specific real properties on or before the later of the second anniversary of the effective date of the Registration Statement or one year after the termination of the Offering and not reserved for working capital purposes will be returned to the shareholders.

          The Company intends to obtain adequate insurance coverage for all properties in which it invests.


                               DISTRIBUTION POLICY

          In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Requirements for Qualification." The declaration of distributions is within the discretion of the Board of Directors and depends upon the Company's Cash Available for Distribution, current and projected cash requirements, tax considerations and other factors.

          The Company intends to make regular quarterly distributions to holders of the Shares. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the Offering period and declared and paid quarterly thereafter. Generally, income distributed to stockholders will not be taxable to the Company under federal income tax laws if the Company distributes at least 95% of its annual taxable income. If Cash Available for Distribution is insufficient to pay such distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. To the extent that distributions to stockholders exceed the Company's current and accumulated earnings and profits, such amounts will constitute a return of capital for federal income tax purposes, although such distributions will not reduce stockholders' aggregate Invested Capital.

          Distributions will be made at the discretion of the Directors, depending primarily on Cash Available for Distribution and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as REIT for federal income tax purposes. The Company intends to increase distributions in accordance with increases in Cash Available for Distribution.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          As of the date of this Prospectus, the Company had not yet commenced active operations. Subscription proceeds may be released to the Company as accepted and applied to investment in properties and the payment or reimbursement of Selling Commissions and other Organization and Offering Expenses. See "Estimated Use of Proceeds." The Company will experience a relative increase in liquidity as additional subscriptions for Shares are received, and a relative decrease in liquidity as net Offering proceeds are expended in connection with the acquisition, development and operation of properties.

          As of the initial date of this Prospectus, the Company has not entered into any arrangements creating a reasonable probability that any specific property will be acquired by the Company. The number of Company Properties to be acquired by the Company will depend upon the number of Shares sold and the resulting amount of the net proceeds available for investment in properties available to the Company. See "Risk Factors."

          The Company is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of the Company's properties.

          Until required for the acquisition, development or operation of properties, net Offering proceeds will be kept in short-term, liquid investments. Because the vast majority of leases for the properties acquired by the Company will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of Company properties will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may contribute to the Company an aggregate amount of up to 1% of Gross Offering Proceeds for maintenance and repairs of the Company's properties. The Advisor also may, but is not required to, establish reserves from Gross Offering Proceeds, out of cash flow generated by operating properties or out of Nonliquidating Net Sale Proceeds.


                          DESCRIPTION OF CAPITAL STOCK

         Under its Articles of Incorporation, the Company has authority to issue 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, no par value.

Common Stock

         The holders of Shares are entitled to one vote per share on all matters voted on by shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of preferred stock, the holders of such shares exclusively possess all voting power. The Articles of Incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of Shares are entitled to such dividends as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders. All Shares issued in the Offering will be fully paid and nonassessable and the holders thereof will not have preemptive rights.

Soliciting Dealer Warrants

         The Company has agreed to issue and sell, and the Dealer Manager has agreed to purchase for the price of $.0008 per warrant, warrants (the "Soliciting Dealer Warrants") to purchase one Share per Soliciting Dealer Warrant equal to 2.5% of the total number of Shares sold by the Dealer Manager (and/or the Soliciting Dealers) up to a maximum of 375,000 Soliciting Dealer Warrants. The Soliciting Dealer Warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this Offering. The Dealer Manager may retain or reallow all Soliciting Dealer Warrants to the Soliciting Dealers, unless such issuance of the Soliciting Dealer Warrants is prohibited by either federal or state securities laws. The Soliciting Dealer Warrants to be issued in connection with this Offering, as well as the Shares issuable upon exercise of the Soliciting Dealer Warrants, are being registered as part of this Offering.

         Each Soliciting Dealer will receive from the Dealer Manager one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during this Offering. All Shares sold by the Company other than through the Reinvestment Plan will be included in the computation of the number of Shares sold to determine the number of Soliciting Dealer Warrants to be issued. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 (120% of the public offering price per Share) during the time period beginning from the date the Soliciting Dealer Warrants are issued and ending five years after the date of issuance (the "Exercise Period"). A Soliciting Dealer Warrant may not be exercised unless the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have been registered or are exempt from registration in the state of residence of the holder of the Soliciting Dealer Warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on behalf of the Company. Notwithstanding the foregoing, no Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. In addition, holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code.

         The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such warrants may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of Shares or the issuance to shareholders of rights, options or warrants entitling them to purchase Shares or securities convertible into Shares. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Dealer Manager, the Soliciting Dealers, their successors in interest, or to individuals who are both officers and directors of such a person. Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed in this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

         Holders of Soliciting Dealer Warrants do not have the rights of stockholders, may not vote on Company matters and are not entitled to receive distributions until such time as such warrants are exercised.

Articles of Incorporation and Bylaw Provisions

   Restrictions on Ownership and Transfer

         For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of the Company's outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations -- Requirements for Qualification." In addition, the Company must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of the Company's gross income for each year must consist of "rents from real property" and income from certain other real property investments. No rent that the Company receives from a tenant in which it owns 10% or more of the ownership interests will qualify as "rents from real property." See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests."

         Because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT, the Articles of Incorporation, subject to certain exceptions described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limitation") of the number of outstanding Shares or more than 9.8% of the number of outstanding shares of any class of preferred stock.

         Any transfer of Shares that would (i) result in any person owning, directly or indirectly, Shares in excess of the Ownership Limitation, (ii) result in Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, will be null and void, and the intended transferee will acquire no rights in such Shares.

         Subject to certain exceptions described below, any purported transfer of Shares that would (i) result in any person owning, directly or indirectly, Shares in excess of the Ownership Limitation, (ii) result in the Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the

Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, will be designated as "Shares-in-Trust" and will be transferred automatically to a trust (a "Trust"), effective on the day before the purported transfer of such Shares. The record holder of the Shares that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of Shares to the Company for registration in the name of the trustee of the Trust (the "Trustee"). The Trustee will be designated by the Company, but will not be affiliated with the Company. The beneficiary of a Trust (the "Beneficiary") will be one or more charitable organizations named by the Company.

         Shares-in-Trust will remain issued and outstanding Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in another transfer to another Trust.

         The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Trustee the lesser of (i) the price per share such Prohibited Owner paid for the Shares that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or
(ii) the price per share received by the Trustee from the sale of such Shares-in-Trust. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

         The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust or (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

         "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors. "Trading Day" shall mean a day on which the principal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         Any person who acquires or attempts to acquire Shares in violation of the foregoing restrictions, or any person who owned Shares that were transferred to a Trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

         All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding Shares must, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating (i) the name and address of such direct or indirect owner, (ii) the number of Shares owned directly or indirectly, and (iii) a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

         The Ownership Limitation generally will not apply to the acquisition of Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limitation under certain circumstances. The foregoing restrictions will continue to apply until
(i) the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and
(ii) there is an affirmative vote of a majority of the number of Shares entitled to vote on such matter at a regular or special meeting of the shareholders of the Company.

         All certificates representing Shares will bear a legend referring to the restrictions described above.

         The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium from their Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

   Number of Directors; Removal; Filling Vacancies

         The Articles of Incorporation and Bylaws provide that the number of directors will consist of not less than [3] nor more than [15] persons, subject to increase or decrease by the affirmative vote of 80% of the members of the entire Board of Directors. At all times a majority of the directors shall be Independent Directors, except that upon the death, removal or resignation of an Independent Director, such requirement shall not be applicable for 60 days. Upon completion of the Offering, there will be [five] directors, [three] of whom shall be Independent Directors. The shareholders shall be entitled to vote on the election or removal of directors, with each share entitled to one vote. The Bylaws provide that, subject to any rights of holders of any class of preferred stock, and unless the Board of Directors otherwise determines, any vacancies will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, provided that Independent Directors shall nominate and approve directors to fill vacancies created by Independent Directors. Accordingly, the Board of Directors could temporarily prevent any shareholder from enlarging the Board of Directors and filling the new directorships with such shareholder's own nominees. Any directors so elected shall hold office until the next annual meeting of shareholders.

         A director may be removed with or without cause by the vote of the holders of 75% of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the shareholders called for the purpose of removing such director.

Limitation of Liability and Indemnification

         The MGCL permits a Maryland corporation to include in its Articles of Incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Articles of Incorporation of the Company contain such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The Articles of Incorporation obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, and threatened, pending or completed action, suit or proceeding whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. The Articles of Incorporation also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

         The MGCL requires a Maryland corporation (unless its Articles of Incorporation provide otherwise, which the Company's Articles of Incorporation does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Articles of Incorporation or Bylaws, or under resolutions of stockholders or directors, contract or otherwise. It is the position of the Commission that indemnification of directors an officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         The Company also has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Business Combinations

         Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time with in the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of such corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

Control Share Acquisition Statute

         The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third,
(ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange, if the corporation is a party to the transaction, or to acquisitions approved or exempted by the Articles of Incorporation or bylaws of the corporation.

         The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's common stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Amendment to the Articles of Incorporation

         The Articles of Incorporation of the Company may be amended by the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on such an amendment; provided, however, (i) no term or provision of the Articles of Incorporation may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company not to qualify as a REIT under the Code, (ii) certain provisions of the Articles of Incorporation, including provisions relating to the removal of directors, Independent Directors, preemptive rights of holders of stock and the indemnification and limitation of liability of officers and directors may not be amended or repealed and (iii) provisions imposing a cumulative voting in the election of directors may not be added to the Articles of Incorporation, unless, in each such case, such action is approved by the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter.

Dissolution of the Company

         The dissolution of the Company must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. Under the Articles of Incorporation, the Company will automatically terminate and dissolve on __________, 2007 (ten years after the initial date of this Prospectus), unless the Listing occurs, in which event the Company will automatically become a perpetual life entity.

Advance Notice of Director Nominations and New Business

         The Bylaws of the Company provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and
(b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of the meeting,
(ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

Meeting of Stockholders

         The Company's Bylaws provide that annual meetings of stockholders shall be held on a date and at the time set by the Board of Directors during the month of May each year (commencing in May 1998). Special meetings of the stockholders may be called by (i) the President of the Company, (ii) the Chief Executive Officer or (iii) the Board of Directors. As permitted by the MGCL, the Bylaws of the Company provide that special meetings must be called by the Secretary of the Company upon the written request of the holders of shares entitled to cast not less than a majority of all votes entitled to be cast at the meeting.

Operations

         The Articles of Incorporation require the Board of Directors generally to use commercially reasonable efforts to cause the Company to qualify as a REIT.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws

         The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Articles of Incorporation on removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interests.

Inspection of Books and Records

         The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

         As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The Company may require the stockholder requesting the stockholder list to represent that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

Restrictions on "Roll-Up" Transactions

         In connection with a proposed "Roll-Up Transaction," which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-Up Transaction (a "Roll-Up Entity"), an appraisal of all of the Company's properties shall be obtained from an independent appraiser. In order to qualify as an independent appraiser for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Company's properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Company's properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction which has not been approved by a least two-thirds of the stockholders, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

               (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

               (ii) one of the following:


                    (A) remaining stockholders of the Company and preserving
               their interests therein on the same terms and conditions as existed previously; or

                    (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

               The Company is prohibited from participating in any proposed Roll-Up Transaction:

               (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company;

                  (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

                  (iii) in which investor's rights to access of records of the Roll-Up Entity will be less than those provided in the Company's Articles of Incorporation and described in "Inspection of Books and Records," above; or

                  (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Shares in the Company. Hunton & Williams has acted as counsel to the Company and has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations that will be material to a holder of Shares. The discussion contained herein does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

         The statements in this discussion and the opinion of Hunton & Williams are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

         EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

         The Company currently has in effect an election to be taxed as a pass-through entity under Subchapter S of the Code, but intends to revoke its S election on the day prior to the date on which the Offering commences. The Company plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, effective for its short taxable year beginning on the day prior to the date on which the Offering commences and ending on December 31, 1997. The Company believes that, commencing with such taxable year, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

         The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

         Hunton & Williams has acted as counsel to the Company in connection with the Offering and the Company's election to be taxed as a REIT. In the opinion of Hunton & Williams, assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by the Company in a timely fashion, the Company's organization and proposed method of operation will enable it to qualify to be taxed as a REIT under the Code commencing with the Company's short taxable year beginning the day prior to the date on which the Offering commences and ending December 31, 1997, and for its future taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Hunton & Williams' opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal income tax opinion that has been delivered by Hunton & Williams. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and share ownership, the various qualification tests imposed under the Code discussed below. Hunton & Williams will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Failure to Qualify."

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in-gain" assume that the Company will make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.

Requirements for Qualification

         The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

         The Company anticipates issuing sufficient Shares with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi) after its 1997 taxable year. In addition, the Company's Articles of Incorporation provide for restrictions regarding transfer of Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock -- Articles of Incorporation and Bylaw Provisions -- Restrictions on Ownership and Transfer."

         The Company currently does not have any corporate subsidiaries, but may have corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" will be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which has been held by the REIT at all times during the period such corporation was in existence. Thus, in applying the requirements described herein, any qualified REIT subsidiaries of the Company will be ignored and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company.

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein.

   Income Tests

         In order for the Company to qualify and to maintain its qualification as a REIT, three requirements relating to the Company's gross income must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, not more than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year may be gain from the sale or other disposition of (i) stock or securities held for less than one year, (ii) dealer property that is not foreclosure property, and (iii) certain real property held for less than four years (apart from involuntary conversions and sales of foreclosure property). The specific application of these tests to the Company is discussed below.

         The rent received by the Company from its tenants ("Rent") will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage its properties or furnish or render services to the tenants of such properties, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

         The Company has represented that it will not charge Rent for any portion of any property that is based, in whole or in part, on the income or profits of any person to the extent that the receipt of such Rent would jeopardize the Company's status as a REIT. In addition, the Company has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause the Company to fail to satisfy either the 75% or 95% gross income test.

         The Company may provide certain services to its tenants. The Company believes and has represented that all such services will be considered "usually or customarily rendered" in connection with the rental of space for occupancy only and will not otherwise be considered "rendered to the occupant," so that the provision of such services will not jeopardize the qualification of the Rent as "rents from real property." In the case of any services that are not "usual and customary" under the foregoing rules, the Company intends to employ qualifying independent contractors to provide such services to the extent that the provision of such services would cause the Company to fail to satisfy either the 75% or 95% gross income test.

         If any portion of the Rent does not qualify as "rents from real property" because the Rent attributable to personal property leased in connection with any lease of real property exceeds 15% of the total Rent received under the lease for a taxable year, the portion of the Rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to personal property, plus any other income received by the Company during a taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income during such year, the Company likely would lose its REIT status. If, however, any portion of the Rent received under a lease does not qualify as "rents from real property" because either (i) the Rent is considered based on the income or profits of any person or (ii) the tenant is a Related Party Tenant, none of the Rent received by the Company under such lease would qualify as "rents from real property." In that case, if the Rent received by the Company under such lease, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company likely would lose its REIT status. Finally, if any portion of the Rent does not qualify as "rents from real property" because the Company furnishes noncustomary services with respect to a property other than through a qualifying independent contractor, none of the Rent received by the Company with respect to the related property would qualify as "rents from real property." In that case, if the Rent received by the Company with respect to the related property, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company would lose its REIT status.

         Based on the foregoing, Hunton & Williams is of the opinion that the Rent will qualify as "rents from real property" for purposes of the 75% and 95% gross income tests, and that the Company's proposed method of operation will enable it to satisfy the 75% and 95% gross income tests. As described above, the opinion of Hunton & Williams is based upon an analysis of all the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous, as well as representations by the Company and assumptions that are described above and set out in the federal income tax opinion of Hunton & Williams that has been delivered to the Company. Opinions of counsel are not binding upon the Service or any court. Accordingly, there can be no complete assurance that the Service will not assert successfully a contrary position and, therefore, prevent the Company from qualifying as a REIT.

         In addition to the Rent, the Company's tenants will be required to pay additional charges, such as late fees (the "Additional Charges"). To the extent that the Additional Charges represent either (i) reimbursements of amounts that a tenant is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent that Additional Charges represent interest that is accrued on the late payment of the Rent or Additional Charges, such Additional Charges should be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test.

         The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property.

         Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT (and the net income from that transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition (whether by the Company or the Operating Partnership) of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes no asset owned by the Company or the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of the Company or the Operating Partnership. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

         The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualified income under the 75% gross income test), less expenses directly connected with the production of such income. However, gross income from such foreclosure property will be qualifying income under the 75% and 95% gross income tests. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness that such property secured and (ii) for which such REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where such REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT on the date that is two years after the date such REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury). The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent) or (iii) which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income).

         It is possible that, from time to time, the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Furthermore, any such contract would be considered a "security" for purposes of applying the 30% gross income test. To the extent that the Company hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

         If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations -- Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. No such relief is available for violations of the 30% income test.

   Asset Tests

         The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the

Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership and any qualified REIT subsidiary).

         The Company has represented that (i) at least 75% of the value of its total assets will be represented by real estate assets, cash and cash items (including receivables), and government securities and (ii) it will not own (A) securities of any one issuer the value of which exceeds 5% of the value of the Company's total assets or (B) more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership and any qualified REIT subsidiary). In addition, the Company has represented that it will not acquire or dispose, or cause the Operating Partnership to acquire or dispose, of assets in the future in a way that would cause it to violate either asset test. Based on the foregoing, Hunton & Williams is of the opinion that the Company will satisfy both asset tests for REIT status.

         If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of one or more nonqualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

   Distribution Requirements

         The Company, in order to avoid corporate income taxation of the earnings it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

         It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional Shares.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

   Recordkeeping Requirements

         Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company intends to comply with such requirements.

   Partnership Anti-Abuse Rule

         The U.S. Department of the Treasury has issued a final regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions") that authorizes the Service, in certain abusive transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities though a flexible arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring any entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

         The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partnership interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. However, the redemption rights associated with the OP Units will not conform in all respects to the redemption rights contained in the foregoing example. Moreover, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Operating Partnership for federal tax purposes or treating one or more of the partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

Failure to Qualify

         If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

Taxation of Taxable U.S. Shareholders

         As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of Shares that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, or (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

         Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Shares have been held for one year or less), assuming the Shares are capital assets in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

         Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Shares (or distributions treated as such), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of Shareholders on the Disposition of the Shares

         In general, any gain or loss realized upon a taxable disposition of Shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if such Shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of Shares may be disallowed if other Shares are purchased within 30 days before or after the disposition.

Capital Gains and Losses

         A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%, and the tax rate on net capital gains applicable to individuals is 28%. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

         The Company will report to its U.S. shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. The Service issued proposed regulations in April 1996 regarding the backup withholding rules as applied to Non-U.S. shareholders. Those proposed regulations would alter the current system of backup withholding compliance and are proposed to be effective for distributions made after December 31, 1997. See "-- Taxation of Non-U.S. shareholders."

Taxation of Tax-Exempt Shareholders

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of Shares with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and
(iii) either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares.

Taxation of Non-U.S. Shareholders

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

         Distributions to Non-U.S. shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a non-U.S. corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service issued proposed regulations in April 1996 that would modify the manner in which the Company complies with the withholding requirements. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Shares, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

         In August 1996, the U.S. Congress passed the Small Business Job Protection Act of 1996, which requires the Company to withhold 10% of any distribution in excess of its current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

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

         Gain recognized by a Non-U.S. Shareholder upon a sale of his Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. However, no assurance can be given that the Company will be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in Shares is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

Other Tax Consequences

         The Company, the Operating Partnership, or the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

Tax Aspects of the Operating Partnership

         The following discussion summarizes certain federal income tax considerations applicable to the Company's direct or indirect investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

   Classification as a Partnership

         The Company will be entitled to include in its income its distributive share of the Operating Partnership's income and to deduct its distributive share of the Operating Partnership's losses only if the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An entity will be classified as a partnership rather than as a corporation or an association taxable as a corporation for federal income tax purposes if the entity (i) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "Check-the-Box Regulations") and (ii) is not a "publicly traded" partnership. In general, under the Check-the-Box Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.

         A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See " -- Requirements for Qualification -- Income Tests." The U.S.

Treasury Department has issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. The Operating Partnership qualifies for the Private Placement Exclusion. If the Operating Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, the Operating Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

         The Company has not requested, and does not intend to request, a ruling from the Service that the Operating Partnership will be classified as a partnership for federal income tax purposes. Instead, Hunton & Williams is of the opinion that, based on certain factual assumptions and representations, the Operating Partnership will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Hunton & Williams is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

         If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to qualify as a REIT. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests" and "-- Requirements for Qualification -- Asset Tests." In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations -- Requirements for Qualification -- Distribution Requirements." Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income.

   Income Taxation of the Operating Partnerships and its Partners

         Partners, Not a Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company will be required to take into account its allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from the Operating Partnership.

         Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

         Tax Allocations With Respect to Contributed Properties. Pursuant to
section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership plans to elect to use the traditional method for allocating Code section 704(c) items with respect to any properties it acquires in exchange for OP Units.

         Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to its properties that results in the Company receiving a disproportionately large share of such deductions. Depending on the allocation method elected under Code section 704(c), it is possible that the Company (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to the Company if such properties were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to the Company as a result of such sale. These allocations may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements, although the Company does not anticipate that this event will occur. The foregoing principles also will affect the calculation of the Company's earnings and profits for purposes of determining which portion of the Company's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of the Company's distributions being taxed as a dividend than would have occurred had the Company purchased such properties for cash.

         Basis in Operating Partnership Interest. The Company's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to the Company, including constructive cash distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

         If the allocation of the Company's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Company's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

         Depreciation Deductions Available to the Operating Partnership. Assuming that the Minimum Offering is reached, immediately upon accepting a subscription, the Company will make a cash contribution to the Operating Partnership in exchange for a general partnership interest in the Operating Partnership. The Operating Partnership will use a portion of such contributions to acquire interests in properties. To the extent that the Operating Partnership acquires properties for cash, the Operating Partnership's initial basis in such Properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation ("ADS"). Under ADS, the Operating Partnership generally will depreciate such buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that the Operating Partnership acquires properties in exchange for OP Units, the Operating Partnership's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership's Property

         Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Operating Partnership upon the disposition of a property acquired by the Operating Partnership for cash will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. The Bylaws of the Company provide that any decision to sell any real estate asset in which a director, or officer of the Company, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the Directors including a majority of the Independent Directors. See "Policies with Respect to Certain Activities -- Conflict of Interest Policies -- Articles of Incorporation and Bylaw Provisions."

         The Company's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations -- Requirements For Qualification -- Income Tests" above. The Company, however, does not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's or the Operating Partnership's trade or business.


                              ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser of Shares (including, with respect to the discussion contained in "ERISA Considerations -- Status of the Company and the Operating Partnership under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan, or an individual retirement account ("IRA")). The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

         The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

         A FIDUCIARY MAKING THE DECISION TO INVEST IN THE SHARES ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

Employee Benefit Plans, Tax-Qualified Retirement Plans, and IRAs

         Each fiduciary of a pension, profit-sharing, or other employee benefit plan (an "ERISA Plan") subject to Title I of ERISA should consider carefully whether an investment in the Shares is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investments to be (i) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the ERISA Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Shares is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's portfolio. A fiduciary also should take into account the nature of the Company's business, the management of the Company, the Company's lack of operating history, the fact that investment properties have not been identified yet, and the possibility of the recognition of UBTI.

         The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

         Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an ERISA Plan or with respect to a Non-ERISA Plan or IRA subject to Code section 4975 is subject to (i) an initial 5% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

Status of the Company and the Operating Partnership under ERISA

         The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is an ERISA Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. An ERISA Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

         If the assets of the Company are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets,
(ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires Shares, and transactions involving the Company's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,
(iii) a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the Shares could be liable under Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

         Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when an ERISA Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

         The Plan Asset Regulations define a publicly-offered security as a security that is (i) "widely-held," (ii) "freely transferable," and (iii) either
(A) part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (B) sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold pursuant to an effective registration statement under the Securities Act and will be registered under the Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of the Offering, the Shares will be "widely held."

         The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Shares will not result in the failure of the Shares to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Shares that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and the Company does not intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. The Plan Asset Regulations only establish a presumption in favor of a finding of free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

         Assuming that the Shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Shares, the Shares should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any ERISA Plan, IRA, or Non-ERISA Plan that invests in the Shares.

         The Plan Asset Regulations also will apply in determining whether the assets of the Operating Partnership will be deemed to be "plan assets." The partnership interests in the Operating Partnership will not be publicly-offered securities. Nevertheless, if the Shares constitute publicly-offered securities, the indirect investment in the Operating Partnership by ERISA Plans, IRAs, or Non-ERISA Plans subject to section 4975 of the Code through their ownership of Shares will not cause the assets of the Operating Partnership to be treated as "plan assets" of such shareholders.


                              PARTNERSHIP AGREEMENT

         The following summary of the Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Management

         The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the Company, as the sole general partner of the Operating Partnership (in such capacity, the "General Partner"), will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the limited partners of the Operating Partnership (the "Limited Partners"), in their capacity as such, will have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership. However, any amendment to the Partnership Agreement that would (i) affect the Redemption Rights (as defined below), (ii) adversely affect the Limited Partners' rights to receive cash distributions,
(iii) alter the Operating Partnership's allocations of income and loss or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership, would require the consent of Limited Partners holding more than two-thirds of the OP Units.

Transferability of Interests

         The Company may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners' receiving property in an amount equal to the amount they would have received had they exercised their Redemption Rights immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. A person may not be admitted as a substitute or successor General Partner unless a majority-in-interest of the Limited Partners (other than the Advisor) consent in writing to the admission of such substitute or successor General Partner, which consent may be withheld in the sole discretion of such Limited Partners. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the Company, which consent may be withheld in the sole discretion of the Company.

Capital Contribution

         As the Company accepts subscriptions, it will contribute to the Operating Partnership substantially all of the net proceeds thereof, in consideration of which the Company will receive a general partnership interest in the Operating Partnership. The Advisor has contributed $200,000 to the Operating Partnership and is the sole initial Limited Partner. Although the Operating Partnership will receive substantially all of the net proceeds of the Offering, the Company will be deemed to have made capital contributions to the Operating Partnership in the amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the selling commissions and other Organization and Offering Expenses. The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the Company may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the Company's borrowing of such funds. Moreover, the Company is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if the Company has concluded in good faith that such issuance is in the best interests of the Company and the Operating Partnership.

Redemption Rights

         Pursuant to the Partnership Agreement, the Limited Partners, other than the Advisor, will receive rights (the "Redemption Rights"), which will enable them to cause the Operating Partnership to redeem each OP Unit for cash equal to the value of one Share (or, at the Company's election, the Company may purchase each OP Unit offered for redemption for one Share). The Redemption Rights may not be exercised, however, if and to the extent that the delivery of Shares upon exercise of such rights (regardless of whether the Company would exercise its rights to deliver Shares) would (i) result in any person owning, directly or indirectly, Shares in excess of the Ownership Limitation, (ii) result in shares of capital stock of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code,
(iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Shares by such redeeming Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the Securities Act. The Redemption Rights may be exercised, at any time after one year following the date of issuance of the related OP Units, provided that not more than two redemptions may occur during each calendar year and each Limited Partner may not exercise the Redemption Right for less than 1,000 OP Units or, if such Limited Partner holds less than 1,000 OP Units, all of the OP Units held by such Limited Partner. The number of Shares issuable upon exercise of the Redemption Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company. As of the date hereof, the Company has not issued any OP Units other than to the Advisor and has no current intentions to issue OP Units.

Operations

         The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed under the Code and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of section 7704 of the Code.

         In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of the Company (the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company, (ii) all expenses relating to the public offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Operating Partnership. The Company Expenses, however, will not include any administrative and operating costs and expenses incurred by the Company that are attributable to properties or partnership interests that are owned by the Company directly. The Company currently does not anticipate owning any properties directly.

Distributions and Allocations

         The Partnership Agreement will provide that the Operating Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the Company, more frequent) basis, in amounts determined by the Company in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the Company has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

         Profit and loss of the Operating Partnership for each fiscal year of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership. Taxable income and loss will be allocated in the same manner, subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

Term

         The Operating Partnership will continue until December 31, 2050, or until sooner dissolved upon the sale or other disposition of all or substantially all the assets of the Operating Partnership, the redemption of all limited partnership interests in the Operating Partnership (other than those held by the Advisor), or by the election by the Company.

Tax Matters

         Pursuant to the Partnership Agreement, the Company will be the tax matters partner of the Operating Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.


                              PLAN OF DISTRIBUTION

         A maximum of 15,000,000 Shares are being offered to the public through Wells Investment Securities, Inc. (the "Dealer Manager"), a registered broker-dealer affiliated with the Advisor. See "Conflicts of Interest" and "Management Compensation." The Shares are being offered at a price of $10.00 per share on a "best efforts" basis (which means generally that the Dealer Manager will be required to use only its best efforts to sell the Shares and has no firm commitment or obligation to purchase any of the Shares).

         Except as provided below, the Dealer Manager will receive commissions of 7% of the Gross Offering Proceeds. In addition, the Company may reimburse the expenses incurred by nonaffiliated dealers for actual due diligence purposes in the maximum amount of 2.5% of the Gross Offering Proceeds. The Company will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the

Shares. Shareholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions on Shares purchased pursuant to the Reinvestment Plan on the same basis as shareholders purchasing Shares other than pursuant to the Reinvestment Plan. Shares issued by the Company under the Reinvestment Plan will be available only until the termination of the Offering, as described above. Soliciting Dealers will also receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering, subject to federal and state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending five years after the date of issuance. Subject to certain limitations, the Soliciting Dealer Warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following issuance thereof. In addition, no Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. The Soliciting Dealer Warrants to be issued in connection with the Offering, as well as the Shares issuable upon exercise of the Soliciting Dealer Warrants, are being registered as part of this Offering. For the life of the Soliciting Dealer Warrants, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price for the Common Stock without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. Moreover, the holders of the Soliciting Dealer Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Soliciting Dealer Warrants. See "Description of Capital Stock -- Soliciting Dealer Warrants."

         The Dealer Manager may authorize certain other broker-dealers who are members of the NASD to sell Shares. In the event of the sale of Shares by such other broker-dealers, the Dealer Manager may reallow its commissions in the amount of up to 7% of the Gross Offering Proceeds to such participating broker-dealers.

         In no event shall the total underwriting compensation, including Selling Commissions and expense reimbursements, exceed 10% of Gross Offering Proceeds, except for the additional 2.5% of Gross Offering Proceeds which may be paid by the Company in connection with due diligence activities.

         The Company has agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

         The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Shares will be sold.

         The Advisor may at its option purchase Shares offered hereby at the public offering price, in which case it would expect to hold such Shares as shareholders for investment and not for distribution. Shares purchased by the Advisor or its Affiliates shall not be entitled to vote on any matter presented to the shareholders for a vote. No selling commissions will be payable by the Company in connection with any Shares purchased by the Advisor.

         Payment for Shares should be made by check payable to "NationsBank, N.A., as Agent." Subscriptions will be effective only upon acceptance by the Company, and the Company reserves the right to reject any subscription in whole or in part. In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives this Prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase pursuant to the Reinvestment Plan, all accepted subscriptions will be for whole Shares and for not less than 100 Shares ($1,000). See "Who Should Invest -- Suitability Standards." Except in Maine, Minnesota and Washington, investors who have satisfied the minimum purchase requirement and have purchased units in Prior Wells Public Programs may purchase less than the minimum number of Shares discussed above, provided that such investors purchase a minimum of 2.5 Shares ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 Shares ($25), except for purchases pursuant to the Reinvestment Plan.

         Subscription proceeds will be placed in an interest-bearing account with The Bank of New York, Atlanta, Georgia (the "Escrow Agent") until such subscriptions aggregating at least $1,250,000 (exclusive of any subscriptions for Shares by the Advisor or its Affiliates) have been received and accepted by the Advisor (the "Minimum Offering"). Any Shares purchased by the Advisor or its Affiliates will not be counted in calculating the Minimum Offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as depository or custodian for any such funds), as directed by the Advisor. Subscribers may not withdraw funds from the escrow account.

     Investors who desire to establish an IRA for purposes of investing in Shares may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with the Advisor, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the Shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in Shares solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the Shares held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA. See "Management."

         If the Minimum Offering has not been received and accepted by ________ 1998 (one year after the initial date of this Prospectus), the Escrow Agent will promptly so notify the Company and this Offering will be terminated. In such event, the Escrow Agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than ten business days after rejection of a subscription, the Escrow Agent will refund and return all monies to rejected subscribers and any interest earned thereon after deducting escrow expenses (except for Maine, Missouri, Ohio and Pennsylvania residents). In the event that a subscriber fails to remit an executed IRS Form W-9 to the Escrow Agent prior to the date the Escrow Agent returns the subscriber's funds, the Escrow Agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with IRS Regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest net of escrow expenses will be paid to subscribers upon the termination of the escrow period.

         Initial subscribers may be admitted as shareholders of the Company and the payments transferred from escrow to the Company at any time after the Company has received and accepted the Minimum Offering, except that subscribers residing in New York and Pennsylvania may not be admitted to the Company until subscriptions have been received and accepted for 250,000 Shares ($2,500,000) from all sources. The funds representing subscriptions for Shares from New York and Pennsylvania residents will not be released from the escrow account until subscriptions for at least $2,500,000 have been received from all sources. Subscriptions from New York residents may not be included in determining whether subscriptions for the Minimum Offering have been obtained. In addition, certain other states may impose different requirements than those set forth herein. Any such additional requirements will be set forth in a supplement to this Prospectus.

         The proceeds of this Offering will be received and held in trust for the benefit of purchasers of Shares and will be retained in trust after closing to be used only for the purposes set forth in the "Estimated Use of Proceeds" section. After the close of the Minimum Offering, subscriptions will be accepted or rejected within 30 days of receipt by the Company, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be admitted as shareholders of the Company periodically (but not less often than quarterly). Escrowed proceeds will be released to the Company on the date that the applicable Shareholder is admitted to the Company. A Shareholder will not receive a Share certificate or other evidence of his interest in the Company unless the Listing occurs, and then only if requested by the Shareholder.

         The Advisor may sell Shares to Retirement Plans of broker-dealers participating in the Offering, to broker-dealers in their individual capacities, to IRAs and Qualified Plans of their registered representatives or to any one of their registered representatives in their individual capacities for 92% of the Unit's public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds to the Company from such sales will be identical to the Company's net proceeds from other sales of Shares.

         In connection with sales of 25,000 or more Shares ($250,000) to a "purchaser" (as defined below), investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:


         Dollar                                                                Net
         Volume                    Selling Commissions        Purchase         Proceeds to
         of Shares                 -------------------        Price            Company
         Purchased                  Percent Per Share         Per Share        Per Share
         ---------                  ------- ---------         ---------        ---------
         Under $250,000              7.0%    $0.70             $10.00            $9.30
         $250,000-$649,999           6.0%    $0.5872           $9.7872           $9.30
         $650,000-$999,999           3.0%    $0.2845           $9.4845           $9.30
         $1,000,000-$1,999,999       1.0%    $0.0929           $9.2929           $9.30
         Over $2,000,000             0.5%    $0.0462           $9.2462           $9.30

         For example, if an investor purchases 100,000 Shares in the Company, he could pay as little as $929,290 rather than $1,000,000 for the Shares, in which event the commission on the sale of such Shares would be $9,290 ($0.0929 per Share), and the Company would receive net proceeds of $930,000 ($9.30 per Share). The net proceeds to the Company will not be affected by volume discounts.

         Because all investors will be deemed to have contributed the same amount per Share to the Company for purposes of distributions of Cash Available for Distribution, an investor qualifying for a volume discount will receive a higher return on his investment in the Company than investors who do not qualify for such discount.

         Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such Shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the Advisor that all of such subscriptions were made by a single "purchaser."

         For the purposes of such volume discounts, the term "purchaser" includes (i) an individual, his or her spouse and their children under the age of 21 who purchase the Shares for his, her or their own accounts; (ii) a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not; (iii) an employees' trust, pension, profit sharing or other employee benefit plan qualified under
Section 401(a) of the Code; and (iv) all commingled trust funds maintained by a given bank.

         Notwithstanding the above, in connection with volume sales made to investors in the Company, the Company may, in its sole discretion, waive the "purchaser" requirements and aggregate subscriptions (including subscriptions to Prior Wells Public Programs) as part of a combined order for purposes of determining the number of Shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for Shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

         In addition, in order to encourage purchases in amounts of 500,000 or more Shares, a potential purchaser who proposes to purchase at least 500,000 Shares in the Company may agree with the Advisor and the Dealer Manager to have the Acquisition and Advisory Fees payable to the Advisor with respect to the sale of such Shares reduced to 0.5%, and to have the Selling Commissions payable with respect to the sale of such Shares reduced to 0.5%, in which event the aggregate fees payable with respect to the sale of such Shares would be reduced by $0.90 per Share, and the purchaser of such Shares would be required to pay a total of $9.10 per Share purchased, rather than $10.00 per Share. The net proceeds to the Company would not be affected by such fee reductions. Of the $9.10 paid per Share, it is anticipated that approximately $8.15 per Share (or approximately 90%) will be used to acquire properties and pay required acquisition expenses relating to the acquisition of properties. All such sales must be made through registered broker-dealers.

         California residents should be aware that volume discounts will not be available in connection with the sale of Shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions: (i) there can be no variance in the net proceeds to the Company from the sale of the Shares to different purchasers of the same offering, (ii) all purchasers of the Shares must be informed of the availability of quantity discounts, (iii) the same volume discounts must be allowed to all purchasers of Shares which are part of the offering, (iv) the minimum amount of Shares as to which volume discounts are allowed cannot be less than $10,000, (v) the variance in the price of the Shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions, and (vi) no discounts are allowed to any group of purchasers. Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of Shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of Shares purchased.

         Investors who, in connection with their purchase of Shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such Shares and the Dealer Manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to the Company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

         Neither the Dealer Manager nor its Affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in the Company.

         In addition, subscribers for Shares may agree with their participating broker-dealers and the Dealer Manager to have selling commissions due with respect to the purchase of their Shares paid over a seven year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Shareholders electing the Deferred Commission Option will be required to pay a total of $9.40 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.10 per Share will be payable as commissions due upon subscription. For each of the six years following termination of the Offering, $0.10 per Share will be paid by the Company as deferred commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions of Cash Available for Distribution otherwise payable to shareholders holding such Shares. The net proceeds to the Company will not be affected by the election of the Deferred Commission Option. Under this arrangement, a Shareholder electing the Deferred Commission Option will pay a 1% commission upon subscription, rather than an 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years will be deducted from and paid by the Company out of Cash Available for Distribution otherwise distributable to such Shareholder.

         Taxable participants electing the Deferred Commission Option will incur tax liability for Company income allocated to them with respect to their Shares even though distributions of Cash Available for Distribution otherwise distributable to such shareholders will instead be paid to third parties to satisfy the deferred commission obligations with respect to such Shares for a period of seven years after the termination of the Offering. See "Risk Factors - Federal Tax Risks - Risk of Taxable Income Without Cash Distributions."

         As set forth above, in no event shall the total underwriting compensation, including sales commissions, the dealer manager fee and expense reimbursements, exceed 10% of Gross Offering Proceeds, except for the additional 2% of Gross Offering Proceeds which may be paid by the Company in connection with due diligence activities.


                           SUPPLEMENTAL SALES MATERIAL

         In addition to this Prospectus, the Company may utilize certain sales material in connection with the Offering of the Shares, although only when accompanied by or preceded by the delivery of this Prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this Offering, the past performance of the Advisor and its Affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

         The Offering of Shares in the Company is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said Registration Statement or as forming the basis of the Offering of the Shares.


                                  LEGAL MATTERS

         The legality of the Shares being offered hereby has been passed upon for the Company by Hunton & Williams, Atlanta, Georgia ("Counsel"). The statements under the caption "Federal Income Tax Consequences" as they relate to federal income tax matters have been reviewed by Counsel, and Counsel has opined as to certain income tax matters relating to an investment in the Company. Counsel has represented the Advisor, as well as Affiliates of the Advisor, in other matters and may continue to do so in the future. See "Conflicts of Interest."


                                     EXPERTS

         The balance sheet of the Company as of July 23, 1997, included in this Prospectus has been audited by Arthur Andersen LLP, independent certified public accountants, and is included herein in reliance upon the authority of such firm as an expert in giving such report.


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, with respect to the Shares offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the Registration Statement and exhibits related thereto, as well as periodic reports and information filed by the Company, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at (i) the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, (ii) the Northeast Regional Office in New York at 7 World Trade Center, Suite 1300, New York, New York 10048, and (iii) the Midwest Regional Office in Chicago, Illinois at 500 West Madison Street, Suite 1400, Chicago, Illinois 66661-2511. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (the address of such site is http://www.sec.gov).


                                    GLOSSARY

         The following are definitions of certain terms used in this Prospectus and not otherwise defined herein or in the Company Agreement:

         "Acquisition Expenses" means expenses incurred in connection with the selection and acquisition of properties, whether or not acquired, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance and other miscellaneous costs and expenses relating to the selection and acquisition of properties.

         "Acquisition Fees" means the total of all fees and commissions paid by any party to any person in connection with the purchase, development or construction of property by the Company, including Acquisition and Advisory Fees payable to the Advisor or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, or any other fees of a similar nature, however designated, except development fees and construction fees paid to a person not affiliated with the Sponsor in connection with the actual development or construction of a Company property.

         "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with a person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of a person, (iii) any officer, director or partner of a person, and (iv) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

         "Cash Available for Distribution" means Funds from Operations adjusted for certain non-cash items, less reserves for capital expenditures.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Wells Real Estate Investment Trust, Inc.

         "Deferred Commission Option" means an agreement among a subscriber for Shares, such subscriber's participating broker-dealer and the Dealer Manager to have sales commissions due with respect to the purchase of the subscriber's Shares paid over an seven year period, in the manner described in the "Plan of Distribution" section of the Prospectus.

         "Excess Shares" means the excess shares exchanged for Shares transferred or proposed to be transferred in excess of the Ownership Limitation or which would otherwise jeopardize the Company's status as a REIT under the Code.

         "Front-End Fees" means fees and expenses paid by any party for any services rendered during the Company's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees,

Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

         "Funds from Operations" means income (loss) before minority interest (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property, plus real estate related depreciation an amortization (excluding amortization of financing costs), and after adjustments for consolidated partnerships and joint ventures.

         "Gain on Sale" means the taxable income or gain for federal income tax purposes in the aggregate for each fiscal year from the sale or exchange of all or any portion of a Company asset after netting losses from such sales or exchanges against the gains from such transactions.

         "Gross Offering Proceeds" means the total gross proceeds from the sale of the Shares.

         "Investment in Properties" means the amount of Gross Offering Proceeds actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Company, including the purchase of properties, working capital reserves allocable thereto (except that working capital reserves in excess of 5% shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "IRA" means an Individual Retirement Account established pursuant to
Section 408 of the Code.

         "Liquidating Distributions" means the net cash proceeds received by the Company from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Company or the last remaining assets of the Company or (b) a liquidation of the Company's assets in connection with a dissolution of the Company, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty, other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Company, (iii) any amounts used to restore any such assets of the Company, and (iv) any amounts set aside as reserves which the Company may deem necessary or desirable.

         "NASAA Guidelines" means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. as revised and adopted on September 29, 1993.

         "Net Income" or "Net Loss" means the net income or loss realized or recognized by the Company for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale.

         "Net Sale Proceeds" means, collectively, Nonliquidating Net Sale Proceeds and Liquidating Distributions.

         "Nonliquidating Net Sale Proceeds" means the net cash proceeds received by the Company from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Company, which does not constitute substantially all of the remaining assets of the Company, after (i) the payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty, sale or other disposition, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other Company liabilities relating to such assets, (iii) any amounts used to restore any such assets of the Company, and (iv) any amounts set aside as reserves which the Company may deem necessary or desirable.

         "Offering" means the offering and sale of the Shares pursuant to the terms and conditions of this Prospectus.

         "Operating Partnership" means Wells Operating Partnership, L.P., a Delaware limited partnership.

         "OP Units" means units of limited partnership interest in the Operating Partnership.

         "Organization and Offering Expenses" means those expenses incurred in connection with organizing the Company, preparing the Company for registration and subsequently offering and distributing the Shares to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Shares and all advertising expenses.

         "Ownership Limitation" means the ownership of more than 9.8% of any class of the Company's outstanding capital stock.

         "Partners" means, collectively, the Company and any person who contributes property to the Company in exchange for OP Units.

         "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

         "Prior Wells Public Programs" means the prior public real estate limited partnership programs sponsored by the Advisor or its Affiliates having substantially identical investment objectives as the Company, specifically, Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., and Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P.

         "Qualified Plan" means a qualified sole proprietorship, partnership or corporate pension or profit sharing plan established under Section 401(a) of the Code.

         "Registration Statement" means the Registration Statement on Form S-11 filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Shares for sale to the public.

         "Reinvestment Plan" means the Company's Dividend Reinvestment Plan.

         "Residual Proceeds" means any Sale Proceeds available for distribution to the shareholders after the shareholders have first received distributions of Sale Proceeds in an amount equal to 100% of their Invested Capital plus their Common Return (reduced by all prior distributions of Cash Available for Distribution) and after the Advisor has received distributions of Sale Proceeds in an amount equal to 100% of its capital contribution to the Operating Partnership.

         "Retirement Plans" means Individual Retirement Accounts ("IRAs") established under Section 408 of the Code and Qualified Plans.

         "Service" means the U.S. Internal Revenue Service.

         "Wells Capital" means Wells Capital, Inc., a Georgia corporation which serves as the Company's advisor.

                                                                      APPENDIX I


                    WELLS REAL ESTATE INVESTMENT TRUST, INC.



                        Balance Sheet as of July 23, 1997
                                  Together With
                                Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholder of Wells Real Estate Investment Trust, Inc.:

We have audited the accompanying balance sheet of WELLS REAL ESTATE INVESTMENT TRUST, INC. as of July 23, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles use and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Wells Real Estate Investment Trust, Inc. as of July 23, 1997, in conformity with generally accepted accounting principles.


                                                      ARTHUR ANDERSEN LLP
Atlanta, Georgia
July 23, 1997

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                                  BALANCE SHEET

                                  JULY 23, 1997


                                     ASSETS
         CASH                                                         $1,000
                                                                      ======

                              SHAREHOLDER'S EQUITY
         SHAREHOLDER'S EQUITY:
            Common shares, $.01 par value; 5,000 shares authorized,
                  100 shares issued and outstanding                   $1,000
                                                                       =====




       The accompanying notes are an integral part of this balance sheet.

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.

                             NOTES TO BALANCE SHEET

                                  JULY 23, 1997

(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Wells Real Estate Investment Trust, Inc. (the "Company"), is a newly formed Maryland corporation that intends to qualify as a real estate investment trust ("REIT"). The Company intends to offer for sale a maximum of 15,000,000 (exclusive of 1,500,000 shares available pursuant to the Company's dividend reinvestment plan) common shares at a price of $10 per share. The Company has sold 100 shares to Wells Capital, Inc. (the "Advisor"), at the initial public offering price of $10 per share. The Company will seek to acquire and operate commercial properties, including, but without limitation to, office buildings, shopping centers, business and industrial parks, and other commercial and industrial properties, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by the Company alone or jointly with another party. The Company is likely to enter into one or more joint ventures with affiliated entities for the acquisition of properties. In this connection, the Company may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by the Advisor or its affiliates. As of the date of this prospectus, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will invest.

         In connection with the offering, the existence of certain risk factors should be considered by prospective investors. These risk factors are detailed elsewhere in this prospectus.

(2)      INCOME TAXES

         The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax on net income that it distributes to its shareholders. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

                                    EXHIBIT A

                            PRIOR PERFORMANCE TABLES

         The following Prior Performance Tables (the "Tables") provide information relating to real estate investment programs sponsored by the General Partners or their Affiliates ("Prior Programs") which have investment objectives similar to the Partnership.

         Prospective investors should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this Prospectus.

         INVESTORS IN THE PARTNERSHIP WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

         These Tables present actual results of Prior Programs that have investment objectives similar to those of the Partnership. The Partnership's investment objectives are to maximize Net Cash From Operations; to preserve original Capital Contributions; and to realize capital appreciation over a period of time. All of the General Partners' Prior Programs have used a substantial amount of capital and not acquisition indebtedness to acquire their properties.

         The General Partners are responsible for the acquisition, operation, maintenance and resale of the Partnership Properties. The financial results of the Prior Programs thus provide an indication of the General Partners' performance of their obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

         The following tables are included herein:

         Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

         Table II - Compensation to Sponsor (in Dollars)

         Table III - Annual Operating Results of Prior Programs

         Table IV (Results of completed programs) and Table V (sales or disposals of property) have been omitted since none of the Prior Programs have sold any of their properties to date.

         Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the Registration Statement which the Partnership has filed with the Securities and Exchange Commission. As described above, no Prior Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

         The following are definitions of certain terms used in the Tables:

         "Acquisition Fees" shall mean fees and commissions paid by a partnership in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the partnership or with a general partner of the partnership in connection with the actual development of a project after acquisition of the land by the partnership.

         "Organization Expenses" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners or their affiliates in connection with the planning and formation of the partnership.

         "Underwriting Fees" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

         This Table provides a summary of the experience of the General Partners and their Affiliates in Prior Programs for which offerings have been completed since December 31, 1993. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.


                                                            Wells Real      Wells Real       Wells Real       Wells Real
                                                           Estate Fund      Estate Fund      Estate Fund     Estate Fund
                                                             VI, L.P.        VII, L.P.       VIII, L.P.        IX, L.P.
                                                             --------        ---------       ----------        --------
Dollar Amount Raised                                      $25,000,000/(3)/ $23,374,961/(4)/ $30,144,542/(5)/ $35,000,000/(6)/
                                                          ===========      ===========      ===========      ===========

Percentage Amount Raised                                      100.0%/(3)/      100.0%/(4)/      100.0%/(5)/       100.0%/(6)/

Less Offering Expenses
  Underwriting Fees                                            10.0%            10.0%            10.0%           10.0%
  Organizational Expenses                                       5.0%             5.0%             5.0%            5.0%
Reserves(1)                                                     1.0%             1.0%             0.0%            0.0%
                                                                ---              ---              ---             ---
  Percent Available for Investment                             84.0%            84.0%            85.0%           85.0%

Acquisition and Development Costs
  Prepaid Items and Fees related to Purchase of Property        0.3%             0.0%             0.0%            0.0%
  Cash Down Payment                                            40.4%            16.3%             6.3%            7.0%
  Acquisition Fees(2)                                           3.7%             3.5%             4.0%            4.0%
  Development and Construction Costs                           39.6%            64.2%            50.3%           30.0%

Reserve for Payment of Indebtedness                             0.0%             0.0%             0.0%            0.0%
                                                                ---              ---              ---             ---
Total Acquisition and Development Cost                         84.0%            84.0%            60.6%           41.0%
                                                                ---             ----             ----            ----
Percent Leveraged                                               0.0%             0.0%             0.0%            0.0%
                                                                ===              ===              ===             ===
Date Offering Began                                        04/05/93         04/24/94         01/06/95          1/5/96

Length of Offering                                            12 mo.           12 mo.           12 mo.          12 mo.

Months to Invest 90% of Amount Available for Investment
(Measured from Beginning of Offering)                         15 mo.           12 mo.            /(7)/           /(8)/

Number of Investors                                           1,791            1,865            2,086           2,098

--------------

(1)  Does not include General Partner contributions held as part of reserves.
(2) Includes development fees, real estate commissions, general contractor fees and/or architectural fees paid to Affiliates of the General Partners.
(3) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VI, L.P. closed its offering on April 4, 1994 and the total dollar amount raised was $25,000,000.
(4) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VII, L.P. closed its offering on January 5, 1995 and the total dollar amount raised was $24,180,174.
(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund VIII, L.P. closed its offering on January 4, 1996 and the total dollar amount raised was $32,042,689.
(6) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996 and the total dollar amount raised was $35,000,000.
(7) As of December 31, 1996, Wells Real Estate Fund VIII, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1996 was 44% of the total dollar amount raised.
(8) As of December 31, 1996, Wells Real Estate Fund IX, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1996 was 17% of the total dollar amount raised.

                                    TABLE II
                                   (UNAUDITED)

                             COMPENSATION TO SPONSOR

         The following sets forth the compensation received by General Partners or Affiliates of the General Partners, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1993. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1996.



                                                Wells Real     Wells Real    Wells Real    Wells Real        Other
                                                Estate Fund    Estate Fund   Estate Fund   Estate Fund       Public
                                                 VI, L.P.       VII, L.P.    VIII, L.P.     IX, L.P.         Programs/(1)/
                                                 --------       ---------    ----------     --------        -----------

Date Offering Commenced                          04/05/93       04/06/94      01/06/95      01/05/96                --
Dollar Amount Raised                           $ 25,000,000    $ 24,180,174  $32,042,689   $ 35,000,000    $ 125,018,232
 to Sponsor from Proceeds of Offering:
  Underwriting Fees/(2)/                       $    119,936    $    178,122  $   174,295   $    309,556    $     451,803
  Acquisition Fees
   Real Estate Commissions                               --              --           --             --               --
   Acquisition and Advisory Fees/(3)/          $    932,216    $    846,306  $ 1,281,708   $  1,400,000    $   7,099,169

Dollar Amount of Cash Generated from
Operations Before Deducting Payments to
 Sponsor/(4)/                                  $  2,780,262    $  1,943,504  $ 1,228,747   $    161,427    $  21,533,226
Amount Paid to Sponsor from Operations:
 Property Management Fee/(1)/                  $     78,975     $    58,433  $    26,780   $        486    $     791,998
 Partnership Management Fee                              --              --           --             --               --
 Reimbursements                                $     92,825    $     90,160  $    48,429   $      8,332    $   1,138,583
 Leasing Commissions                           $     41,428    $     39,494  $    25,209   $      1,459    $     817,520
 General Partner Distributions                           --              --           --             --           15,205
 Other                                                   --              --           --             --               --

Dollar Amount of Property Sales and
Refinancing
 Payments to Sponsors:
  Cash                                                   --              --           --             --               --
  Notes                                                  --              --           --             --               --
Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                --              --           --             --               --
  Incentive Fees                                         --              --           --             --               --
  Other                                                  --              --           --             --               --


(1) Includes compensation paid to General Partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P. and Wells Real Estate Fund V, L.P. during the past three years. General Partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Fund I and properties owned jointly by Fund I and Fund
    II. At December 31, 1996, the amount of such fees due the General Partners totaled $1,897,184.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offerings of Wells Real Estate Funds VI, VII, VIII and IX, which were not reallowed to participating broker-dealers.
(3) Fees paid to the General Partners or their Affiliates for acquisition advisory services in connection with the review and evaluation of potential real property acquisitions.
(4) Includes $125,314 in net cash used by operating activities, $2,692,348 in distributions paid to limited partners and $213,228 in payments to sponsors for Wells Real Estate Fund VI, L.P.; $32,869 in net cash used by operating activities, $1,732,250 in distributions paid to limited partners and $188,087 in payments to sponsor for Wells Real Estate Fund VII, L.P.; $2,443 in net cash used by operating activities, $1,130,772 in distributions paid to limited partners and $100,418 in payments to sponsor for Wells Real Estate Fund VIII, L.P.; $1,725 in net cash provided by operating activities, $149,425 in distributions paid to limited partners and $10,277 in payments to sponsor for Wells Real Estate Fund IX, L.P.; and $855,331 in net cash provided by operating activities, $19,618,669 in distributions paid to limited partners and $2,763,306 in payments to sponsor for other public programs.

                                    TABLE III
                                   (UNAUDITED)

    The tables on the following five (5) pages set forth operating results of prior programs sponsored by the General Partners the offerings of which have been completed since December 31, 1991. The information relates only to public programs with investment objectives similar to those of the Partnership. All figures are as of December 31 of the year indicated.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND V, L.P.

                                                              1996            1995           1994           1993            1992
                                                              ----            ----           ----           ----            ----
Gross Revenues/(1)/                                     $    590,839    $    764,624    $    656,958   $    458,213   $     58,640
Profit on Sale of Properties                                      --              --              --             --             --
Less: Operating Expenses/(2)/                                 78,939          68,735          88,987         96,964         71,521
  Depreciation and Amortization/(3)/                           6,250           6,250           6,250          6,250          5,208
                                                         -----------     -----------     -----------    -----------    -----------
Net Income (Loss) GAAP Basis/(4)/                       $    505,650    $    689,639    $    561,721   $    354,999   $    (18,089)
                                                         ===========     ===========     ===========    ===========    ===========
Taxable Income (Loss): Operations                       $    666,780    $    676,367    $    528,025   $    280,000   $    (18,089)
                                                         ===========     ===========     ===========    ===========    ===========
Cash Generated (Used By):
  Operations                                            $    (65,728)   $    (46,235)   $    (10,395)  $    112,594   $    (33,006)
  Joint Ventures                                        $  1,072,835    $  1,020,905    $    653,729   $     54,154   $         --
                                                         -----------     -----------     -----------    -----------    -----------
                                                        $  1,007,107    $    974,670    $    643,334   $    166,748   $    (33,006)
Less Cash Distributions to Investors:
  Operating Cash Flow                                      1,007,107         969,011         643,334        151,336             --
  Return of Capital                                               --              --          44,257             --             --
  Undistributed Cash Flow from Prior Year Operations           3,672              --          15,412
                                                         -----------     -----------     -----------    -----------    -----------
Cash Generated (Deficiency) after Cash Distributions    $     (3,672)   $      5,659    $    (59,669)  $     15,412   $    (33,006)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                  --              --              --             --             --
   Increase in Limited Partner Contributions                      --              --              --      5,589,786     11,416,234
                                                         -----------     -----------     -----------    -----------    -----------
                                                        $         --    $      5,659    $    (59,699)  $  5,605,198   $ 11,383,228

Use of Funds:
  Sales Commissions and Offering Expenses                                         --              --        764,599      1,377,645
  Return of Original Limited Partner's Investment                                 --              --             --            100
  Property Acquisitions and Deferred Project Costs              (225)       (233,501)      2,366,507      7,755,116      4,181,338
                                                         -----------     -----------     -----------    -----------    -----------
Cash Generated (Deficiency) after Cash Distributions
  and Special Items                                     $     (3,897)   $   (227,842)   $ (2,426,206)  $ (2,914,517)  $  5,824,145
                                                         ===========     ===========     ===========    ===========    ===========

Net Income and Distributions Data per $1,000
Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                    71              73              58             29              0
    - Operations Class B Units                                  (378)           (272)           (180)           (54)           (65)
   Capital Gain (Loss)                                                                             0              0              0
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                    69              69              55             36             --
    - Operations Class B Units                                  (260)           (246)           (181)           (58)           (21)
   Capital Gain (Loss)                                                                            --             --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                               65              63              46             10             --
  - Return of Capital Class A Units                               --              --              --             --             --
  - Return of Capital Class B Units                               --              --              --             --             --
 Source (on Cash Basis)
  - Operations Class A Units                                      65              63              43             10             --
  - Return of Capital Class A Units                               --              --               3             --             --
  - Operations Class B Units                                      --              --              --             --             --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year
Reported in the Table                                            100%


---------------

(See notes on following page)

(1) Includes $19,125 in equity in loss of joint ventures and $77,765 from investment of reserve funds in 1992; $207,234 in equity in earnings of joint ventures and $250,979 from investment of reserve funds in 1993; $592,902 in equity in earnings of joint ventures and $64,056 from investment of reserve funds in 1994; $745,173 in equity in earnings of joint ventures and $19,451 from investment of reserve funds in 1995; and $577,128 in equity in earnings of joint ventures and $13,711 from investment of reserve funds in 1996. At December 31, 1996, the leasing status of all developed property was 92%.

(2)   Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenue is depreciation and amortization of $100,796 for 1993, $324,578 for 1994, $440,333 for 1995 and $591,390 for 1996.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated as follows: $(17,908) to Class B Limited Partners and $(181) to General Partners for 1992; $442,135 to Class A Limited Partners, $(87,868) to Class B Limited Partners and $732 to General Partners for 1993; $879,232 to Class A Limited Partners, $(316,460) to Class B Limited Partners and $(1,051) to General Partners for 1994; $1,124,203 to Class A Limited Partners and $(434,564) to Class B Limited Partners and $0 for 1995; and $1,095,296 to Class A Limited Partners and $(589,646) to Class B Limited Partners for 1996.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VI, L.P.


                                                             1996             1995              1994             1993        1992
                                                             ----             ----              ----             ----        ----
Gross Revenues/(1)/                                     $    675,782      $  1,002,567     $    819,535     $     82,723     N/A
Profit on Sale of Properties                                      --                --               --               --
Less: Operating Expenses/(2)/                                 80,479            94,489          112,389           46,608
  Depreciation and Amortization/(3)/                           6,250             6,250            6,250            4,687
                                                         -----------       -----------      -----------      -----------
Net Income GAAP Basis/(4)/                              $    589,053      $    901,828     $    700,896     $     31,428
                                                         ===========       ===========      ===========      ===========
Taxable Loss: Operations                                $    809,389      $    916,531     $    667,682     $     31,428
                                                         ===========       ===========      ===========      ===========
Cash Generated (Used By):
  Operations                                                  (2,716)          278,728          276,376           (2,478)
  Joint Ventures                                           1,044,891           766,212          203,543               --
                                                         -----------       -----------      -----------      -----------
                                                        $  1,042,175      $  1,044,940     $    479,919     $     (2,478)
Less Cash Distributions to Investors:
  Operating Cash Flow                                      1,042,175         1,044,940          245,800               --
  Return of Capital                                          125,314                --               --               --
  Undistributed Cash Flow from Prior Year Operations          18,027           216,092               --               --
                                                         -----------       -----------      -----------      -----------
Cash Generated (Deficiency) after Cash Distributions    $   (143,341)     $   (216,092)    $    234,119     $     (2,478)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                  --                --               --               --
   Increase in Limited Partner Contributions                      --                --       12,163,461       12,836,539
                                                         -----------       -----------      -----------      -----------
                                                        $         --      $         --     $ 12,397,580     $ 12,834,061
Use of Funds:
  Sales Commissions and Offering Expenses                                           --        1,776,909        1,781,724
  Return of Original Limited Partner's Investment                                   --               --              100
  Property Acquisitions and Deferred Project Costs           234,924        10,721,376        5,912,454        3,856,239
                                                         -----------       -----------      -----------      -----------
Cash Generated (Deficiency) after Cash Distributions
  and Special Items                                     $   (378,265)     $(10,937,468)    $  4,708,217     $  7,195,998
                                                         ===========       ===========      ===========      ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                    59                57               43                9
    - Operations Class B Units                                  (160)              (60)             (12)              (5)
   Capital Gain (Loss)                                            --                --               --                0

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                    56                56               41                1
    - Operations Class B Units                                   (99)              (51)             (22)              --
   Capital Gain (Loss)                                            --                --               --               --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                               56                57               14               --
  - Return of Capital Class A Units                               --                 4               --               --
  - Return of Capital Class B Units                               --                --               --               --
 Source (on Cash Basis)
  - Operations Class A Units                                      50                61               14               --
  - Return of Capital Class A Units                                6                --               --               --
  - Operations Class B Units                                      --

Amount (in Percentage Terms) Remaining Invested in
Program Properties at the end of the Last Year
Reported in the Table                                            100%

---------------------

(See notes on following page)

(1) Includes $3,436 in equity in loss of joint ventures and $86,159 from investment of reserve funds in 1993, $285,711 in equity in earnings of joint ventures and $533,824 from investment of reserve funds in 1994, $681,033 in equity in earnings of joint ventures and $321,534 from investment of reserve funds in 1995 and $607,214 in equity in earnings of joint ventures and $68,568 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 93%.

(2)   Includes partnership administrative expenses.

(3) Included in equity in loss of joint ventures in gross revenues is depreciation of $3,436 for 1993, $107,807 for 1994, and $264,866 for 1995
      and $648,478 for 1996.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $39,551 to Class A Limited Partners, $(8,042) to Class B Limited Partners and $(81) to the General Partner for 1993; $762,218 to Class A Limited Partners, $(62,731) to Class B Limited Partners and $1,409 to the General Partners for 1994; $1,172,944 to Class A Limited Partners, $(269,288) to Class B Limited Partners and $(1,828) to the General Partners for 1995; and $1,234,717 to Class A Limited Partners, $(645,664) to Class B Limited Partners and $0 to the General Partners for 1996.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VII, L.P.

                                                                      1996              1995             1994        1993       1992

                                                                      ----              ----             ----        ----       ----


Gross Revenues/(1)/                                              $    543,291      $    925,246     $    286,371     N/A        N/A
Profit on Sale of Properties                                               --                                 --
Less: Operating Expenses/(2)/                                          84,265           114,953           78,420
  Depreciation and Amortization/(3)/                                    6,250             6,250            4,688
                                                                  -----------       -----------      -----------
Net Income GAAP Basis/(4)/                                       $    452,776      $    804,043     $    203,263
                                                                  ============      ============     ===========
Taxable Income: Operations                                       $    657,443      $    812,402     $    195,067
                                                                  ============      ============     ===========
Cash Generated (Used By):
  Operations                                                           20,883           431,728           47,595
  Joint Ventures                                                      760,628           424,304           14,243
                                                                  -----------       -----------      -----------
                                                                 $    781,511      $    856,032     $     61,838
Less Cash Distributions to Investors:
  Operating Cash Flow                                                 781,511           856,032           52,195
  Return of Capital                                                    10,805            22,064               --
  Undistributed Cash Flow from Prior Year Operations                       --             9,643               --
                                                                  -----------       -----------      -----------
Cash Generated (Deficiency) after Cash Distributions             $    (10,805)     $    (31,707)    $      9,643

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                                             --               --
   Increase in Limited Partner Contributions                     $         --      $    805,212     $ 23,374,961
                                                                  -----------       -----------      -----------
                                                                 $         --      $    773,505     $ 23,384,604
Use of Funds:
  Sales Commissions and Offering Expenses                                  --           244,207        3,351,569
  Return of Original Limited Partner's Investment                          --               100               --
  Property Acquisitions and Deferred Project Costs                    736,960        14,971,002        4,477,765
                                                                  -----------       -----------      -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                  $   (747,765)     $(14,441,804)    $ 15,555,270
                                                                  ============      ============     ===========

Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                             62                57               29
    - Operations Class B Units                                            (98)              (20)              (9)
   Capital Gain (Loss)                                                                                        --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                             55                55               28
    - Operations Class B Units                                            (58)              (16)              17
   Capital Gain (Loss)                                                     --                --               --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                        43                52                7
  - Return of Capital Class A Units                                        --                --               --
  - Return of Capital Class B Units                                        --                --               --
 Source (on Cash Basis)
  - Operations Class A Units                                               42                51                7
  - Return of Capital Class A Units                                         1                 1               --
  - Operations Class B Units                                               --                --               --
Source (on a Priority Distribution Basis)/(5)/
  - Investment income Class A Units                                        29                30                4
  - Return of Capital Class A Units                                        14                22                3
  - Return of Capital Class B Units                                        --                --               --
Amount (in Percentage Terms) Remaining Invested in Program
Properties at the end of the Last Year Reported in the Table             100%

-------------------

(See notes on following page)

(1) Includes $78,799 in equity in earnings of joint ventures and $207,572 from investment of reserve funds in 1994, and $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995 and $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 90% including developed property in initial lease up.

(2)   Includes partnership administrative expenses.

(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995 and $605,247 for 1996.

(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $233,337 to Class A Limited Partners, $(29,854) to Class B Limited Partners and $(220) to the General Partner for 1994; $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; and $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $659,487.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.

                                                                                   1996             1995       1994    1993   1992
                                                                                   ----             ----       ----    ----   ----
Gross Revenues/(1)/                                                           $  1,057,694     $    402,428     N/A    N/A     N/A
Profit on Sale of Properties                                                            --
Less: Operating Expenses/(2)/                                                      114,854          122,264
  Depreciation and Amortization/(3)/                                                 6,250            6,250
                                                                                 ---------       ----------
Net Income GAAP Basis/(4)/                                                    $    936,590     $    273,914
                                                                                 =========       ==========
Taxable Income: Operations                                                    $  1,001,974     $    404,348
                                                                                 =========       ==========
Cash Generated (Used By):
  Operations                                                                       623,268          204,790
  Joint Ventures                                                                   279,984           20,287
                                                                                 ---------       ----------
                                                                              $    903,252     $    225,077
Less Cash Distributions to Investors:
  Operating Cash Flow                                                              903,252     $         --
Return of Capital                                                                    2,443               --
Undistributed Cash Flow from Prior Year Operations                                 222,077               --
                                                                                 ---------       ----------
Cash Generated (Deficiency) after Cash Distributions                          $   (227,520)    $    225,077


Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                                        --               --
   Increase in Limited Partner Contributions/(5)/                                1,898,147       30,144,542
                                                                                 ---------       ----------
                                                                              $  1,670,627     $ 30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                                          464,760        4,310,028
  Return of Original Limited Partner's Investment                                       --               --
  Property Acquisitions and Deferred Project Costs                               7,931,566        6,618,273
                                                                                 ---------       ----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                               $  6,725,699     $ 19,441,318
                                                                                 =========       ==========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                                          46               28
    - Operations Class B Units                                                         (47)              (3)
   Capital Gain (Loss)

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                                          46               17
    - Operations Class B Units                                                         (33)              (3)
   Capital Gain (Loss)                                                                  --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                                     43               --
  - Return of Capital Class A Units                                                     --               --
  - Return of Capital Class B Units                                                     --               --
 Source (on Cash Basis)
  - Operations Class A Units                                                            32               --
  - Return of Capital Class A Units                                                     11               --
  - Operations Class B Units                                                            --               --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                                      33               --
 - Return of Capital Class A Units                                                      10               --
 - Return of Capital Class B Units                                                      --               --

Amount (in Percentage Terms) Remaining Invested
in Program Properties at the end of the Last Year Reported in the Table               100%

-------------------

(See notes on following page)

(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995 and $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 93% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995 and $265,259 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; and $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $250,776.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.


                                                               1996            1995      1994      1993       1992
                                                               ----            ----      ----      ----       ----
Gross Revenues/(1)/                                         $    406,891        N/A       N/A       N/A        N/A
Profit on Sale of Properties                                          --
Less: Operating Expenses/(2)/                                    101,885
  Depreciation and Amortization/(3)/                               6,250
                                                              ----------
Net Income GAAP Basis/(4)/                                  $    298,756
                                                              ==========
Taxable Income: Operations                                  $    304,552
                                                              ==========
Cash Generated (Used By):
  Operations                                                $    151,150
  Joint Ventures                                                      --
                                                              ----------
                                                            $    151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                                            149,425
                                                              ----------
Cash Generated (Deficiency) after Cash Distributions        $      1,725
Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                      --
   Increase in Limited Partner Contributions                  35,000,000
                                                              ----------
                                                            $ 35,001,725
Use of Funds:
  Sales Commissions and Offering Expenses                      4,900,321
  Return of Original Limited Partner's Investment                     --
  Property Acquisitions and Deferred Project Costs             6,544,019
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                             $ 23,557,385
                                                              ==========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                        28
    - Operations Class B Units                                       (11)
   Capital Gain (Loss)                                                --

Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                        26
    - Operations Class B Units                                       (48)
   Capital Gain (Loss)                                                --

Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                   13
  - Return of Capital Class A Units                                   --
  - Return of Capital Class B Units                                   --
 Source (on Cash Basis)
  - Operations Class A Units                                          13
  - Return of Capital Class A Units                                   --
  - Operations Class B Units                                          --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                    10
 - Return of Capital Class A Units                                     3
 - Return of Capital Class B Units                                    --

Amount (in Percentage Terms) Remaining Invested
   in Program Properties at the end of
   the Last Year Reported in the Table
                                                                     100%

-----------------
(1) Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 100% including developed property in initial lease up.
(2) Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $36,355.

                                   EXHIBIT B

                            SUBSCRIPTION AGREEMENT

To:      Wells Real Estate Investment Trust, Inc.
         3885 Holcomb Bridge Road
         Norcross, Georgia  30092

Ladies and Gentlemen:

         The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock of limited partnership interest ("Shares") in Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to "Nationsbank (South), N.A., as Agent."

         Payments for Shares will be held in escrow until the Company has received and accepted subscriptions for 125,000 Shares ($1,250,000), except with respect to residents of the States of New York and Pennsylvania, whose payments for Shares will be held in escrow until the Company has received and accepted subscriptions for 250,000 Shares ($2,500,000) from all investors.

         I hereby acknowledge receipt of the Prospectus for the Company dated __________, 1997 (the "Prospectus").

         I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.

         Prospective investors are hereby advised of the following:

         (a) The assignability and transferability of the Shares is restricted and will be governed by the Company's Articles of Incorporation and Bylaws and all applicable laws as described in the Prospectus.

         (b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

         (c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Company.

                 SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                   CONDITIONS RESTRICTING TRANSFER OF SHARES

         260.141.11       Restrictions on Transfer.
                          ------------------------

         (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

         (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260,141.12 of the Rules), except:

                 (1)      to the issuer;

                 (2)      pursuant to the order or process of any court;

                 (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

                 (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                 (5) to holders of securities of the same class of the same issuer;

                 (6)      by way of gift or donation inter yivos or on death;

                 (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

                 (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter syndicate or selling group;

                 (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                 (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                 (11) by a corporation to a wholly owned subsidiary of such corporation , or by a wholly owned subsidiary of a corporation to such corporation;

                 (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                 (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

                 (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

                 (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

                 (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

                 (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

         (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

                SPECIAL NOTICE FOR MASSACHUSETTS RESIDENTS ONLY

         In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber received the Prospectus. Residents of the State of Massachusetts who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

                      STANDARD REGISTRATION REQUIREMENTS

         The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

(3)      INDIVIDUAL:  One signature required.

(4)      JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  All parties must sign.

(5)      TENANTS IN COMMON:  All parties must sign.

(6)      COMMUNITY PROPERTY:  Only one investor signature required.

(7)      PENSION OR PROFIT SHARING PLANS:  The trustee signs the Signature Page.

(8) TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

(9) COMPANY: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner") has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

(10) CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designation the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

(11) IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

(12)     KEOGH (HR 10):  Same rules as those applicable to IRAs.

(13)     UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT
         (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
      TO WELLS REAL ESTATE INVESTMENT TRUST, INC. SUBSCRIPTION AGREEMENT

--------------------------------------------------------------------------------
INVESTMENT INSTRUCTIONS        Please follow these instructions carefully.
                               Failure to do so may result in the rejection of
                               your subscription. All information on the
                               Subscription Agreement Signature Page should be
                               completed as follows:
--------------------------------------------------------------------------------
1.  INVESTMENT                 A minimum investment of $1,000 (100 Shares) is
                               required, except for certain states which require
                               a higher minimum investment. A CHECK FOR THE FULL
                               PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR
                               SHOULD BE MADE PAYABLE TO THE ORDER OF
                               "NATIONSBANK (SOUTH), N.A., AS AGENT." Shares may
                               be purchased only by persons meeting the
                               standards set forth under the Section of the
                               Prospectus entitled "WHO SHOULD INVEST-
                               SUITABILITY STANDARDS." Please indicate the state
                               in which the sale was made.
--------------------------------------------------------------------------------
2.  TYPE OF                    Please check the appropriate box to indicate the
    OWNERSHIP                  type of entity or type of individuals
                               subscribing.
--------------------------------------------------------------------------------
3.  REGISTRATION               Please enter the exact name in which the Shares
    NAME AND                   are to be held. For joint tenants with right of
    ADDRESS                    survivorship or tenants in common, include the
                               names of both investors. In the case of
                               partnerships or corporations, include the name of
                               an individual to whom correspondence will be
                               addressed. Trusts should include the name of the
                               trustee. All investors must complete the space
                               provided for taxpayer identification number or
                               social security number. By signing in Section 6,
                               the investor is certifying that this number is
                               correct. Enter the mailing address and telephone
                               numbers of the registered owner of this
                               investment. In the case of a Qualified Plan or
                               trust, this will be the address of the trustee.
                               Indicate the birthday and occupation of the
                               registered owner unless the registered owner is a
                               partnership, corporation or trust.
--------------------------------------------------------------------------------
4.  INVESTOR NAME              Complete this Section only if the investor's name
    AND ADDRESS                and address is different from the registration
                               name and address provided in Section 4. If the
                               Shares are registered in the name of a trust,
                               enter the name, address, telephone number, social
                               security number, birthdate and occupation of the
                               beneficial owner of the trust.
--------------------------------------------------------------------------------
5.  SUBSCRIBER                 Please separately initial each representation
    SIGNATURE                  made by the investor where indicated. Except in
                               the case of fiduciary accounts, the investor may
                               not grant any person a power of attorney to make
                               such representations on his or her behalf. Each
                               investor must sign and date this Section. If
                               title is to be held jointly, all parties must
                               sign. If the registered owner is a partnership,
                               corporation or trust, a general partner, officer
                               or trustee of the entity must sign. PLEASE NOTE
                               THAT THESE SIGNATURES DO NOT HAVE TO BE
                               NOTARIZED.
--------------------------------------------------------------------------------
6.  ADDITIONAL                 Please check if you plan to make one or more
    INVESTMENTS                additional investments in the Company. All
                               additional investments must be increments of at
                               least $25. Additional investments by residents of
                               Maine must be for the minimum amounts stated
                               under "WHO SHOULD INVEST - SUITABILITY STANDARDS"
                               in the Prospectus, and residents of Maine must
                               execute a new Subscription Agreement Signature
                               Page to make additional investments in the
                               Company. If additional investments in the Company
                               are made, the investor agrees to notify the
                               Company and the Broker-Dealer named on the
                               Subscription Agreement Signature Page in writing
                               if at any time he fails to meet the applicable
                               suitability standards or he is unable to make any
                               other representations or warranties set forth in
                               the Prospectus or the Subscription Agreement. The
                               investor acknowledges that the Broker-Dealer
                               named in the Subscription Agreement Signature
                               Page may receive a commission not to exceed 8% of
                               any such additional investments in the Company.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
7.  DISTRIBUTIONS              a.    DISTRIBUTION REINVESTMENT PLAN: By electing
                                     the Distribution Reinvestment Plan, the
                                     investor elects to reinvest all
                                     distributions of Cash Available for
                                     Distribution in the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription
                                     Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature
                                     Page may receive a commission not to exceed
                                     8% of any reinvested distributions.

                               b.    DISTRIBUTION ADDRESS: If cash distributions
                                     are to be sent to an address other than
                                     that provided in Section 5 (i.e., a bank,
                                     brokerage firm or savings and loan, etc.),
                                     please provide the name, account number and
                                     address.
--------------------------------------------------------------------------------
8.  BROKER-DEALER              This Section is to be completed by the Registered
                               Representative. Please complete all BROKER-DEALER
                               information contained in Section 9 including
                               suitability certification. SIGNATURE PAGE MUST BE
                               SIGNED BY AN AUTHORIZED REPRESENTATIVE.
--------------------------------------------------------------------------------


         The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

               IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                    SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                          PLEASE CALL 1-800-448-1010

                                   EXHIBIT C

                          DIVIDEND REINVESTMENT PLAN

                        [To be completed by amendment]

================================================================================

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Dealer Manager. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                           SUMMARY TABLE OF CONTENTS

                                                                Page
                                                                ----
Summary of the Offering...........................................
Risk Factors......................................................
Who Should Invest - Suitability Standards.........................
Estimated Use of Proceeds.........................................
Management Compensation...........................................
Conflicts of Interest.............................................
Summary of Reinvestment Plan......................................
Prior Performance Summary.........................................
Management........................................................
The Advisor and the Advisory Agreement.............................
Investment Objectives and Criteria.................................
Real Property Investments..........................................
Distribution Policy...............................................
Management's Discussion and Analysis of
  Financial Condition and Results of Operations...................
Description of Capital Stock.......................................
Federal Income Tax Considerations..................................
ERISA Considerations...............................................
Partnership Agreement.............................................
Plan of Distribution..............................................
Supplemental Sales Material.......................................
Legal Matters......................................................
Experts............................................................
Additional Information.............................................
Glossary...........................................................
Financial Statements...............................................


Until ________, 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.






                      Minimum Offering of 125,000 Shares




                               WELLS REAL ESTATE
                            INVESTMENT TRUST, INC.







                              -------------------


                                  PROSPECTUS


                              -------------------







                       Wells Investment Securities, Inc.




                                        , 1997



================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Other Expenses of Issuance and Distribution

         Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Shares.

Securities and Exchange Commission, registration fee.....................$50,000
NASD filing fee.......................................................... 17,000
Printing and mailing......................................................... *
Accountant's fees and expenses............................................... *
Blue Sky fees and expenses................................................... *
Counsel fees and expenses.................................................... *
Miscellaneous............................................................   *
                                                                         -------
   Total.................................................................   *
                                                                         =======

* - To be completed by amendment

Item 31.  Sales to Special Parties

         See Item 32.

Item 32.  Recent Sales of Unregistered Securities

         Wells Capital, Inc. has agreed to purchase 20,000 units of limited partnership interest ("Units") in Wells Operating Partnership, L.P. for a purchase price of $10 per Unit for an aggregate purchase price of $200,000. The Units will be purchased for investment and for the purpose of organizing the Company. The Company is issuing these Units in reliance on an exemption from registration under Section 4(2) of the Securities Act.

Item 33.  Indemnification of Directors and Officers

         The MGCL permits a Maryland corporation to include in its Articles of Incorporation a provision limiting the liability of its directors and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Articles of Incorporation of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

         The Articles of Incorporation of the Company authorities it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Director or officer or (b) any individual who, while a Director of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Director of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Articles of Incorporation and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

         The MGCL permits a Maryland corporation to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnity its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Item 34.  Treatment of Proceeds from Shares Being Registered

         None.

Item 35.  Financial Statements and Exhibits

         Index to Financial Statements
                                                                            Page
                                                                            ----

         Balance Sheet of Wells Real Estate Investment Trust, Inc.           F-3

Item 16.  Exhibits

Exhibits
--------

* 1.1 --  Form of Managing Dealer Agreement
  3.1 --  Form of Amended and Restated Articles of Incorporation of the
          Registrant
* 3.2 --  Bylaws of the Registrant
* 4.1 --  Form of Common Stock certificate
**4.2 --  Form of Dividend Reinvestment Plan
* 5.1 --  Opinion of Hunton & Williams
* 8.1 --  Form of Opinion of Hunton & Williams as to Tax Matters
*10.1 -- Form of First Amended and Restated Agreement of Limited Partnership of Wells Operating Partnership, L.P.
*10.2 --  Form of Escrow Agreement
*10.3 --  Form of Advisory Agreement
*21   --  List of Subsidiaries of Registrant
*23.1 --  Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1)
 23.2 --  Consent of Arthur Andersen LLP
 24.1 --  Powers of Attorney (included on signature page)
*27.1 --  Financial Data Schedule
*99.1 --  Consent of _______________ to being named as a Director
*99.2 --  Consent of _______________ to being named as a Director
*99.3 --  Consent of _______________ to being named as a Director

--------------------
*   --  To be filed by Amendment
**  --  Included in the Prospectus as Exhibit C and incorporated by reference

Item 36.  Undertakings

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                 The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                 The undersigned Registrant hereby undertakes that:

                        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Norcross, State of Georgia, on the 25th day of July 1997.

                                        WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                          a Maryland corporation
                                          (Registrant)



                                        By:         /s/ Leo S. Wells, III
                                           -------------------------------------
                                                        President



                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Leo F. Wells, III and Brian M. Conlon, or either of them, his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any additional Registration Statement filed pursuant to Rule 462 and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 25th day of July 1997 by the following persons in the capacities indicated.

                     Signature                                    Title
                     ---------                                    -----


                 /s/ Leo F. Wells, III                        President and Director
         ---------------------------------------
                                                              (Principal Executive Officer)



                 /s/ Brian M. Conlon                          Executive Vice President and Director
         ---------------------------------------
                                                              (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX

Exhibits
--------

* 1.1 --  Form of Managing Dealer Agreement
  3.1 --  Form of Amended and Restated Articles of Incorporation of the
          Registrant
* 3.2 --  Bylaws of the Registrant
* 4.1 --  Form of Common Stock certificate
**4.2 --  Form of Dividend Reinvestment Plan
* 5.1 --  Opinion of Hunton & Williams
* 8.1 --  Form of Opinion of Hunton & Williams as to Tax Matters
*10.1 -- Form of First Amended and Restated Agreement of Limited Partnership of Wells Operating Partnership, L.P.
*10.2 --  Form of Escrow Agreement
*10.3 --  Form of Advisory Agreement
*21   --  List of Subsidiaries of Registrant
*23.1 --  Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1)
 23.2 --  Consent of Arthur Andersen LLP
 24.1 --  Powers of Attorney (included on signature page)
*27.1 --  Financial Data Schedule
*99.1 --  Consent of _______________ to being named as a Director
*99.2 --  Consent of _______________ to being named as a Director
*99.3 --  Consent of _______________ to being named as a Director

--------------------
*   --  To be filed by Amendment
**  --  Included in the Prospectus as Exhibit C and incorporated by reference